Exhibit 10.1

WAIVER, CONSENT AND AMENDMENT
TO AGREEMENT AND PLAN OF MERGER

THIS WAIVER, CONSENT AND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of February 1, 2007, by and among VALENTIS, INC., a Delaware corporation (“Parent”), VALENTIS HOLDINGS, INC., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and URIGEN N.A., INC., a Delaware corporation (“Urigen”).

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of October 5, 2006, by and among Parent, Merger Sub, and Urigen (the “Merger Agreement”).  Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to such terms in the Merger Agreement.

WHEREAS, Parent has recently entered into agreements with Genetronics, Inc., Biolitec, Inc., Juvaris Biotherapeutics, Inc., Vical Incorporated, Althea Technologies, Inc. and Medarex, Inc., copies of which have been filed with the Securities and Exchange Commission (the “Commission”) as exhibits to Current Reports on Form 8-K and are incorporated herein by reference, for the sale or licensing by Parent of certain capital assets, including, but not limited to, a number of patents, patent applications and related intellectual property and intellectual property rights, the aggregate market value of the capital assets sold or licensed exceeding $20,000 in each of these transactions (the “Capital Asset Transactions”), and may enter into future transactions for the sale or licensing of certain of its capital assets with an aggregate market value per transaction in excess of $20,000;

WHEREAS, pursuant to Sections 6.4 and 6.5 of the Merger Agreement, Parent is required to obtain Urigen’s consent to enter into the Capital Asset Transactions or any future transactions for the sale or licensing of its capital assets with an aggregate market value per transaction in excess of $20,000;

WHEREAS, Parent previously notified Urigen of, and obtained Urigen’s oral acknowledgement of and consent to, the Capital Asset Transactions, and desires a written record of such acknowledgement and consent;

WHEREAS, Urigen has recently entered into agreements for the issuance of shares of Urigen Series B Preferred Stock, par value $0.00001 per share (the “Urigen Series B Preferred Stock”), and for the issuance of certain debt in excess of $20,000, and desires to issue additional debt in excess of $20,000 and additional shares of Urigen Series B Preferred Stock in future transactions;

WHEREAS, pursuant to Sections 2.5, 5.3, 5.4, and 5.5 of the Merger Agreement, Urigen is required to obtain Parent’s written consent to the issuance of shares of Urigen’s capital stock, to the issuance of debt in excess of $20,000, and to the transfer of any shares of the capital stock of Urigen;

WHEREAS, Urigen desires to obtain Parent’s waiver and consent to the recent and future issuances of shares of Urigen Series B Preferred Stock, and to the recent and future issuances of certain debt in excess of $20,000 in accordance with the terms of Merger Agreement; and

WHEREAS, the parties hereto wish to amend the terms of the Merger Agreement as more fully set forth under Section III of this Amendment.

NOW, THEREFORE, in consideration of the agreements, provisions and consents contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

I.                                         Waiver and Consent

A.                                   Urigen herby consents to, and waives any consent, approval or other rights to additional satisfaction it may have under the Merger Agreement (including, without limitation, under Sections 6.4 and 6.5 thereof) with respect to Parent’s entry into and consummation of the transactions contemplated by the following:

(1)                                  the Capital Asset Transactions; and

(2)                                  any future transactions for the sale or licensing of Parent’s capital assets with an aggregate market value per transaction in excess of $20,000.

B.                                     Parent hereby consents to, and waives any consent, approval or other rights to additional satisfaction it may have under the Merger Agreement (including without limitation under Sections 2.5, 5.3, 5.4 and 5.5 thereof) with respect to Urigen’s entry into and consummation of the transactions contemplated by the following:

(1)                                  the promissory note issued by Urigen to C. Lowell Parsons, dated as of November 17, 2006, attached hereto as Exhibit A, and the issuance of 1,000 shares of Urigen Series B Preferred Stock to C. Lowell Parsons pursuant to the terms thereof;

(2)                                  the Exchange Agreement dated November 16, 2006, by and between Urigen and Jeffrey Bacha, attached hereto as Exhibit B, pursuant to which Urigen issued 1,000 shares of Urigen Series B Preferred Stock to Jeffrey Bacha pursuant to the terms thereof;

(3)                                  The Investor Relations Group Inc. Letter of Agreement dated September 20, 2006, by and between Urigen and The Investor Relations Group, Inc. (“IRG”), attached hereto as Exhibit C, pursuant to which Urigen has agreed to pay IRG a maintenance fee in the form of 4,000 shares of Urigen Series B Preferred Stock per month commencing on November 1, 2006, pursuant to the terms thereof;

(4)                                  the issuance of shares of Urigen Series B Preferred Stock in lieu of payroll to the persons and in the amounts as provided for on Exhibit D hereto, such shares reflecting the amount of compensation payable through the date or dates reflected thereon excluding applicable tax withholdings;

(5)                                  the issuance of shares of Urigen Series B Preferred Stock to the persons and for the consideration provided for on Exhibit E hereto;

(6)                                  the Consulting Agreement dated December 11, 2006, by and between Urigen and Dennis Giesing, attached hereto as Exhibit F, pursuant to which Urigen has issued 19,200 shares of Urigen Series B Preferred Stock to Dennis Giesing pursuant to the terms thereof, and the Stock Restriction Agreement, dated as of December 11, 2006, attached hereto as Exhibit G, pursuant to which the shares issued to Dennis Giesing are subject to the repurchase right of Urigen as to unvested shares pursuant to the terms therof;

(7)                                  the promissory note issued by Urigen to KTEC Holdings, Inc. (“KTEC”), dated as of January 5, 2007, attached hereto as Exhibit H, and the issuance of 500 shares of Urigen Series B Preferred Stock to KTEC pursuant to the terms thereof;

(8)                                  Urigen’s issuance of 500 shares of Urigen Series B Preferred Stock to Dian Griesel;

(9)                                  the Executive Employment Agreement, dated as of May 1, 2006, attached hereto as Exhibit I, pursuant to which Urigen has agreed to pay Terry Nida compensation in the form of 10,000 shares of Urigen Series B Preferred Stock commencing on October 31, 2006, pursuant to the terms thereof;

(10)                            the future issuance of Urigen Series B Preferred Stock to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Accredited Investors”), for an aggregate consideration of up to $15.0 million;

(11)                            in addition to the issuances provided for in (10) above, the future issuance of additional equity securities to Accredited Investors for an aggregate consideration of up to $15.0 million on such terms and conditions as Urigen and such investor(s) may agree; and

(12)                            the future transfer of certain shares of Urigen common stock, par value $0.00001 per share (the “Urigen Common Stock”), standing in the name of C. Lowell Parsons, to the persons and in the amounts provided for on Exhibit J;

Notwithstanding anything in this Amendment to the contrary, Parent and Urigen agree that the aforementioned issuances of debt, equity or convertible or other derivative securities by Urigen shall not increase the aggregate Merger Consideration to be received by the Urigen Stockholders assuming that such transactions had not occurred. Additionally, Urigen agrees that the aforementioned issuances of debt, equity or convertible or other derivative securities by Urigen shall be subject to, among other things, compliance with Sections 7.10 and 7.13 of the Merger Agreement.

II.                                     Acknowledgements

A.                                   Parent hereby acknowledges and agrees that the Phase II clinical study results for U101 in Chronic Pelvic Pain of bladder origin expressly set forth in the Form 425 filed with the Commission on October 31, 2006 (file no. 0-22987) do not constitute grounds to terminate the Merger Agreement, whether under Section 5.7 of the Merger Agreement or under any other provision thereof.

B.                                     Parent hereby acknowledges that Urigen has engaged an investment banking firm to assist it in raising additional capital, but there is no guarantee that the investment banking firm will be able to raise any additional capital.  Parent agrees that the engagement of an investment banking firm by Urigen upon the terms previously disclosed to Parent shall not constitute grounds to terminate the Merger Agreement, whether under Sections 5.3, 5.4 or 5.5 or under any other provision thereof.

C.                                     Urigen hereby acknowledges that Parent has used its commercially reasonable efforts to maintain the listing of Parent Stock on the Nasdaq Capital Market and has otherwise complied with all other provisions in the Merger Agreement relating to the Nasdaq Capital Market.

Additionally, Urigen acknowledges that Parent is not in full compliance with the listing maintenance requirements of the Nasdaq Capital Market and that the Parent Stock may be delisted from the Nasdaq Capital Market.  Urigen agrees that any failure to maintain a listing of the Parent Stock on the Nasdaq Capital Market or any other exchange or quotation service shall not constitute grounds to terminate the Merger Agreement under any provision thereof.

III.                                 Amendments to Merger Agreement

A.                                   Section 1.2 of the Merger Agreement is hereby amended by deleting clause (e) in its entirety and replacing such clause with the following:

(e)                                  each share of the Fully Diluted Urigen Stock issued and outstanding immediately prior to the Effective Time (other than any shares held by dissenting stockholders referred to in Section 2.11 below who have not waived in writing or failed to perfect or effectively withdrawn or lost their rights to appraisal under Section 262 of the DGCL), shall by virtue of the Merger and subject to the proviso at the end of this clause (e) become and be converted into the right to receive from Parent a number of shares of the common stock, par value $0.001 per share, of Parent (“Parent Stock”) equal to the Conversion Number (the value of all shares of Parent Stock so issued to Urigen Stockholders (as defined below) are collectively referred to as the “Merger Consideration”), subject to the adjustments set forth in Section 2.13 and Section 2.14 below; provided that, for purposes of determining the number of shares of Parent Stock to be issued to the holders of the Urigen Series B Preferred Stock by operation of this clause (e), each share of Urigen Series B Preferred Stock shall be deemed to be the equivalent of five shares of Urigen Common Stock meaning that each share of Urigen Series B Preferred Stock will by operation of this clause (e) be converted into the right to receive a number of shares of Parent Stock equal to five (5) times the Conversion Number;

B.                                     Section 2.10 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

2.10                        Exercise of Options, Warrants and Conversion of Notes and Preferred Stock.  On or before the Effective Time, all outstanding stock options, warrants and other rights to purchase or acquire capital stock of Urigen shall be exercised or exchanged as provided in Section 7.8 hereof and all outstanding securities exchangeable for or convertible into Urigen Common Stock, including, without limitation, the Urigen Preferred Stock (with the exception of the Urigen Series B Preferred Stock) shall be exchanged and/or converted into Urigen Common Stock.  Immediately prior to the Effective Time, the outstanding capital stock of Urigen shall consist only of Urigen Common Stock and Urigen Series B Preferred Stock.  For all purposes of this Agreement, the shares of Urigen Common Stock issued upon exercise or in exchange for such outstanding stock options, warrants and other rights or upon conversion of any other securities exchangeable for or convertible into the capital stock of Urigen shall be deemed Urigen Common Stock and the recipients thereof shall be deemed to be Urigen Stockholders.

C.                                     Section 2.11 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

2.11                            Dissenting Shares.  Notwithstanding Section 1.2(e) and Article 2 hereof, and except for the shares of Urigen Series B Preferred Stock, the shares of Urigen Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Urigen Stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of DGCL (the “Dissenting Shares”) shall not be converted into Parent Stock, unless and until such Urigen Stockholders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Section 262 of DGCL; and any such Urigen Stockholder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by DGCL.  If any such Urigen Stockholder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Urigen Stockholder’s Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for Parent Stock without any interest thereon, pursuant to the terms of Section 1.2(e) and Article 2.  Urigen will promptly comply with its obligations under Section 262 of the DGCL and will give Parent prompt notice of any demands and withdrawals of such demands received by Urigen for appraisals of Dissenting Shares.

D.                                    Section 3.4 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

3.4                               Capitalization.  The authorized capital of Urigen consists of (i) 20,000,000 shares of common stock, par value $0.00001 per share, of which 15,506,490 shares are issued and outstanding, and (ii) 6,000,000 shares of preferred stock, par value $0.00001 per share, of which 5,000,000 shares has been designated as Urigen Series A Preferred Stock, of which 4,358,938 shares are issued and outstanding on the date hereof, and of which 1,000,000 shares has been designated as Urigen Series B Preferred Stock, of which 223,700 shares are issued and outstanding on the date hereof.  All such outstanding shares of Urigen Stock are owned of record by Urigen Stockholders as set forth on Schedule 3.4 hereto and are validly issued, fully paid and non-assessable and were issued in material compliance with the Securities Act.  Except as set forth in Schedule 3.4, each holder of shares of capital stock or securities that are or may become convertible into or exercisable or exchangeable for shares of capital stock of Urigen qualifies as an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  Except as set forth in Schedule 3.4, Urigen is neither a party to nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for Urigen to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Urigen Stock or any other equity security of Urigen or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Urigen Stock or any other equity security of Urigen or obligating Urigen to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements.  As of the date hereof there are no outstanding contractual obligations of Urigen to repurchase, redeem or otherwise acquire any shares of capital stock of Urigen.  As of the date hereof, there are no outstanding agreements with respect to the voting of Urigen Stock or any rights of first refusal, preemptive rights or registration rights.

E.                                      Section 3.26 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

3.26                        Stockholder Vote Required.  The only vote of the holders of any class or shares of capital stock of Urigen necessary to approve the Merger and the transactions contemplated by this Agreement is the affirmative vote of holders of a majority of the outstanding Urigen Common Stock,  Urigen Series A Preferred Stock and Urigen Series B Preferred Stock voting together as a single class.  The only vote of the holders of any class or shares of capital stock of Urigen necessary to approve the automatic conversion of the Urigen Series A Preferred Stock into Urigen Common Stock immediately prior to the Effective Time is the affirmative vote of the holders of 66 2/3% of the outstanding Urigen Series A Preferred Stock.  No stockholder or other vote is required to approve the automatic conversion of the Urigen Series B Preferred Stock into Parent Stock upon the Effective Time.

F.                                      Section 4.4 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

4.4                                   Listing.  As of February 1, 2007, the Parent Stock is listed for quotation on the Nasdaq Capital Market under the symbol “VLTS”.  Parent has received notices that (i) Parent is not in full compliance with the listing maintenance requirements of the Nasdaq Capital Market, and (ii) that Parent Stock may be delisted from the Nasdaq Capital Market.

G.                                     Section 6.15 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

6.15                        Maintenance of Listing.  Parent will use its commercially reasonable efforts to keep current its filings with the Commission as required under Section 13 of the Exchange Act, and shall immediately notify Urigen of, and provide Urigen a copy of, any notice or correspondence from the Commission.  Parent shall immediately notify Urigen of, and provide Urigen a copy of, any notice or correspondence from the Nasdaq Capital Market.

H.                                    Section 7.8 of the Merger Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

7.8                             Exercise of Stock Options; Conversion of Convertible Securities; Release of Claims.  Each outstanding stock option, warrant, and other right to purchase or acquire the capital stock of Urigen (with the exception of the Urigen Series B Preferred Stock) shall have been exercised, waived or released and/or Urigen shall have entered into an agreement, satisfactory in form and substance to Parent and its counsel, with each Person holding outstanding stock options, warrants, and other rights to purchase shares of the capital stock of Urigen (including convertible debt) or shall be exchangeable for shares of Parent Stock to be issued by Parent taking into account the Conversion Number.  Additionally, all outstanding securities exchangeable for or convertible into capital stock of Urigen, including, without limitation, the Urigen Preferred Stock (with the exception of the Urigen Series B Preferred Stock) shall be exchanged and/or converted into Urigen Common Stock prior to the Merger.  The Urigen Series B Preferred Stock shall automatically convert into shares of Parent Stock upon the Effective Time without any action by Urigen or any Urigen Stockholder.

I.                                         Section 16.1 of the Merger Agreement is hereby amended by adding the following paragraph containing the definition of Certificate of Designation to such Section:

“Certificate of Designation” shall mean the Certificate of Designation of Preferences, Rights, and Limitations of Series B Preferred Stock of Urigen filed with the Delaware Secretary of State on November 13, 2006.

J.                                        Section 16.1 of the Merger Agreement is hereby amended by deleting the paragraph containing the definition of Conversion Number in its entirety and replacing such paragraph with the following:

“Conversion Number” shall mean the number that equals to 2 times the quotient obtained when the number of the Fully Diluted Parent Shares issued and outstanding immediately prior to the Effective Time is divided by the number of shares of Fully Diluted Urigen Shares issued and outstanding, or deemed to have been issued and outstanding (by operation of the definition of the term “Fully Diluted Urigen Stock”) in the case of the Urigen Series B Preferred Stock, immediately prior to the Effective Time, subject to a cash payment in lieu of the issuance of fractional shares as provided in Section 2.9 hereof.  By way of illustration, if the Fully Diluted Parent Shares outstanding immediately prior to the Effective Time were 1,000,000 and the total number shares of Fully Diluted Urigen Shares outstanding immediately prior to the Effective Time were 100,000, the Conversion Number would be 20 (1,000,000 ÷ 100,000 x 2), such that for each one share of Urigen Common Stock the holder thereof would receive 20 shares of Parent Stock.

K.                                    Section 16.1 of the Merger Agreement is hereby amended by deleting the paragraph containing the definition of Fully Diluted Urigen Stock in its entirety and replacing such paragraph with the following:

“Fully Diluted Urigen Stock” shall be determined as if (a) all shares of Urigen Preferred Stock as are, or are required to be, issued and outstanding have been converted into Urigen Common Stock at the applicable rate(s) of conversion and, for the purposes of this calculation, each share of Urigen Series B Preferred Stock shall be deemed to have been converted into shares of Urigen Common Stock as provided in Section 4(a)(ii) of the Certificate of Designation, whether or not this shall actually have occurred, (b) all warrants, stock options and other contractual rights (including without limitation any “anti-dilution” rights) to acquire or receive Urigen Common Stock have been exercised or otherwise fulfilled, and (c) all other securities convertible or exchangeable, whether directly or indirectly, into shares of Urigen Common Stock have been converted or exchanged, including without limitation convertible debt and any shares of Urigen Common Stock.

L.                                      Section 16.1 of the Merger Agreement is hereby amended by deleting the paragraph containing the definition of Urigen Preferred Stock in its entirety and replacing such paragraph with the following:

“Urigen Preferred Stock” shall mean the Urigen Series A Preferred Stock and Urigen Series B Preferred Stock collectively.

M.                                 Section 16.1 of the Merger Agreement is hereby amended by adding the following paragraph containing the definition of Urigen Series A Preferred Stock to such Section:

“Urigen Series A Preferred Stock” shall mean the preferred stock of Urigen, designated Series A, par value $0.00001 per share.

N.                                    Section 16.1 of the Merger Agreement is hereby amended by adding the following paragraph containing the definition of Urigen Series B Preferred Stock to such Section:

“Urigen Series B Preferred Stock” shall mean the preferred stock of Urigen, designated Series B, par value $0.00001 per share.

O.                                    Section 16.2 of the Merger Agreement is hereby amended by inserting the following references to such Section in alphabetical order:

Certificate of Designation                                                                                                                                                        16.1

Urigen Series A Preferred Stock                                                                                                                        16.1

Urigen Series B Preferred Stock                                                                                                                          16.1

IV.                                Miscellaneous Provisions

A.                                   Remaining Terms Unaffected.  Except for the amendments to the Merger Agreement set forth herein, all other provisions of the Merger Agreement shall remain in full force and effect and are incorporated herein as if fully set forth herein.

B.                                     Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, except to the extent that Section 2709 of the Delaware Code would require or permit application of the laws of the State of Delaware.

C.                                     Counterparts and Facsimile Signature.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed by facsimile signature.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

VALENTIS, INC.

By	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III
President

VALENTIS HOLDINGS, INC.

By:	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III
President

URIGEN N.A., INC.

By:	/s/ Martin E. Shmagin
Martin E. Shmagin
Chief Financial Officer

Exhibit A: Parsons Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) REGISTERED UNDER THE ACT OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

UNSECURED PROMISSORY NOTE

Burlingame, CA	$200,000.00
November 17, 2006

FOR VALUE RECEIVED,the undersigned, Urigen N.A., Inc., a corporation organized under the laws of Delaware (“Maker”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, promises to pay to the order of C. LOWELL PARSONS, an individual and resident of the State of Nevada (“Payee”), in lawful money of the United States of America, at the office of Payee in Burlingame, California, the principal sum of TWO HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS (US$200,000.00), and to pay interest thereon at a rate per annum (computed on the basis of a 360-day year of twelve (12) 30-day months) at all times equal to 12% simple interest. The foregoing amount is due and payable by Maker on the earlier of (i) forty-five (45) days after consummation of the Merger (as defined in the Agreement and Plan of Merger, dated as of October 5, 2006, by and among Valentis, Inc., Valentis Holdings, Inc., and Urigen N.A., Inc., hereinafter, the “Merger Agreement”), or (ii) two (2) calendar years from the date hereof (in either case, the “Due Date”).

Subject to the approval of the board of directors of Maker, Maker shall in connection herewith issue to Payee 1,000 shares of Series B Preferred Stock, par value $.00001 per share, of Maker.

Maker may, in its discretion, pay this Note in whole or in part at any time, without premium or penalty.

Payee may not sell, assign, transfer, pledge, give or otherwise dispose of all or any part of its respective rights or obligations under this Note.

All capitalized terms used herein and not specifically defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (to the exclusion of the conflicts of laws provisions thereof), and is intended to take effect as an instrument under seal.

IN WITNESS WHEREOF, the undersigned has caused this promissory note to be duly executed as a sealed instrument as of November 17, 2006.

URIGEN N.A., INC.

By:	/s/ Martin Shmagin
Name:	Martin Shmagin
Title:	CFO

A-1

Exhibit B: Exchange Agreement

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made as of this 16th day of November 2006, by and between URIGEN N.A., INC. (the “Company”) and Jeffrey Bacha an individual resident in Vancouver British Columbia (the “Holder”).

WHEREAS, pursuant to that certain letter agreement, dated August 29, 2006 by and between the Company and Holder (the “Letter Agreement”), the Company (then operating as “Urigen Holdings Inc.”, which had been its former name prior to its continuance and domestication out of British Columbia and into the State of Delaware) had agreed to issue to Holder an option to purchase 10,000 shares of its common shares at a price of CDN $10.00 per share (the “Option”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 5, 2006, by and among the Company, Valentis Inc., and Valentis Holdings, Inc. (the “Merger Agreement”), pursuant to which all outstanding stock options, warrants and other rights to purchase the stock of the Company are required to be exercised, waived or released prior to the consummation of the “Merger” (as such term is defined in the Merger Agreement); and

WHEREAS, the Company and Holder wish for the Company to be in compliance with its obligations under the Merger Agreement and thus the Company desires to issue to Holder 1,000 shares (the “Shares”) of the Series B Preferred Stock of the Company, par value $.00001 per share (the “Series B Preferred Stock”), in exchange for and consideration of the termination of the Letter Agreement and any rights of the Holder to exercise the Option as may arise thereunder (the “Exchange”).

NOW THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows.

ARTICLE I
THE EXCHANGE

1.1                               Exchange of Securities. Holder hereby irrevocably agrees to terminate the Letter Agreement and any rights of the Holder to exercise the Option as may arise thereunder, and, in consideration thereof, the Company hereby agrees to issue 1,000 shares of the Series B Preferred Stock (the “Shares”) to Holder, on the terms and conditions set forth in this Agreement.

1.2                               Closing of Exchange. The Exchange shall be consummated concurrently with the execution of this Agreement (the “Closing”).

1.3                               Delivery of Certificates. At the Closing the Company shall deliver to the Holder certificate(s) representing the Shares.

1.4                               Termination of Letter Agreement. Upon execution of this Exchange Agreement, the Letter Agreement and all rights of the Holder arising under such Letter Agreement, including but not limited to the Holder’s right to the Options, shall terminate.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to Holder that the following are true and correct as of the date of this Exchange Agreement and shall be true and correct as of the Closing.

2.1                               Power; Due Execution; Enforceability. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with the full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The Company has taken all necessary corporate and other actions to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered, and the Shares when delivered hereunder will have been duly authorized and issued by the Company, and duly and validly delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditor’s rights generally and to general equitable principles.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to the Company that the following are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date.

3.1                               Nature of Holder Power. Holder is a resident of Vancouver, British Columbia with full legal capacity to manage his affairs. Holder is over the age of majority and has full power, legal right and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

3.2                               Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Holder. This Agreement is the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors rights generally and to general equitable principles.

3.3                               No Liens. Holder is the sole owner of the Option, free and clear of any and all charges, liens and encumbrances whatsoever. Holder has not assigned or sought to assign the Letter Agreement or the rights represented thereby.

3.4                               Restrictions on Transfer Legends. Holder understands that the transfer of the Shares is restricted by applicable state and Federal securities laws’ and that the certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith. Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act of 1993 (the “Securities Act”) or unless an exception from such registration is available. Holder further acknowledges that Holder is aware of the provisions and limitations of Rule 144 promulgated under the Securities Act.

3.5                               Consents. No authorization of, by or with any governmental authority or any other person having a contractual or similar relationship with Holder, the Company or their property, on the part of Holder is, or prior to the Closing will be required in connection with the valid execution, delivery and performance of this Agreement, the purchase of the Shares, and the consummation of any other transaction contemplated hereby.

3.6                               Litigation. There is no litigation affecting this Agreement, the Letter Agreement, the Option or Holder pending or, to the knowledge of Holder, threatened in by or before any governmental authority that purports to adversely affect the legality, validity or enforceability of any aspect of Holder’s obligations under this Agreement, or the consummation of any of the transactions contemplated hereby.

3.7                               Disclosure. Holder has been afforded the opportunity: (a) to ask such questions as Holder has deemed necessary of, and to receive answers from the Company concerning the terms and conditions of the Exchange and the merits and risks of investing in the Shares and the Company, and (b) to obtain such additional information as the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information furnished to such Holder by the Company.

3.8                               Investment Intent; Accredited Investor Status; Blue Sky. Holder is acquiring and will acquire the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Holder understands that the sale of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Holder’s investment intent and the accuracy of Holder’s representations as expressed herein.

ARTICLE IV
MISCELLANEOUS

4.1                               Governing Law. This Agreement shall be governed in all respect by the internal laws of the State of Delaware without regard to conflict of laws provisions that would cause the laws of any other jurisdiction to govern.

4.2                               Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party of parties. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors permitted assigns, heirs, executors and administrators of the parties hereto.

4.3                               Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof, and no party shall be liable or bound to any other person in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge of termination is sought.

4.4                               Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic mail in a PDF file shall be effective as delivery of a manually executed counterpart of this Agreement.

4.5                               Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Remainder of Page Intentionally Left Blank]

The foregoing Agreement is hereby executed effective as of the date first above written.

“COMPANY”		“HOLDER”

URIGEN N.A., INC.		JEFFREY BACHA

By:	/s/ Martin Shmagin	/s/ Jeffrey Bacha

Name:	MARTIN SHMAGIN
(PLEASE PRINT)

Title:	CFO

Exhibit C: IRG Agreement

THE INVESTOR RELATIONS GROUP INC.
LETTER OF AGREEMENT
Date: September 20, 2006

Section 1. Services to be Rendered. The purpose of this letter is to set forth the terms and conditions on which The Investor Relations Group, Inc. (IRO) agrees to provide Urigen Holdings Inc. (the “Company”) investor relations and public relations services. These services may include, but are not limited to: overall management of the corporate communications program; designing a corporate fact sheet that can readily be mass produce for distribution to brokers, analysts, and other industry personnel; securing one-on-one and group appointment with industry professionals for presentations by, for, and about Company management; targeted mailings assistance with compiling promotional materials; writing and editing news releases and other corporate materials; advice on packaging the Company story; writing pitch letters to and solicitation of the appropriate media and press; syndicated stories; and, daily update reports.

Section 2. Fees. The Company shall pay to IRG for its services hereunder including investor relations and public relations services a maintenance fee of ten thousand shares per month for a renewable term of 6 months beginning October 1, 2006. The shares shall be issued in the name of Dian Griesel.

Fees are payable on or before the 1st day after the beginning of each month which occurs during the Engagement Period. Unless other arrangements have been made and agreed upon in writing, lack of payment for services rendered by the 5th of the month will be considered default of this agreement, and IRG shall be entitled to cease all services on behalf of the Company until such time as payment in full of amounts due is made.

Section 3. Expenses. In addition to all other fees payable to IRG hereunder, the Company hereby agrees to reimburse IRG for all reasonable out-of-pocket expenses incurred in connection with the performance of services hereunder. These out-of-pocket expenses shall include, but are not limited to: telephone, photocopying, postage, messenger service, clipping service, maintaining mailing lists, information retrieval service, wire services, monitoring advisory service, all production costs for press releases including paper, envelopes, folding, insertion and delivery to the post office, all reasonable travel expenses, and all reasonable meeting expenses including rental of audio/visual equipment. No individual expenses over $500 will be expended without first notifying the Company. The Company agrees to remit upon the signing of this agreement a check for $2,500 to be placed on deposit with IRG and credited to the Company against expenses incurred, on a permanent basis, throughout the program. From time to time, the Company will replenish the expense account as necessary to maintain a balance of $2,500. The balance of said deposit is fully refundable should the program terminate. A running invoice will be maintained of all expenses incurred and will be submitted to the Company each month.

Section 4. Indemnification. The Company and IRG agree to defend, indemnify and hold each other, their affiliates, stockholders, directors officers, agents, employees, successors and assigns (each an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses and disbursements of any kind whatsoever (including, without limitation, reasonable attorneys’ fees) arising solely from the Company’s or IRG’s breach of their obligations, warranties and representations under this Agreement. It is further agreed that the foregoing indemnity shall be in addition to any rights that either party may have at common law or otherwise, including, but not limited to, any right to contribution.

Section 5. Term of Agreement and Guarantee of Satisfaction. (a) The engagement of IRG under the provisions of this agreement shall continue until notice of termination is received. (b) The Company may terminate IRGs engagement hereunder, with or without cause, immediately at any time during this agreement. Any fees accrued to IRG prior to cancellation will be payable immediately. (c) IRG may terminate its engagement

C-1

hereunder, with or without cause, at any time during this agreement. The obligations of the Company under Sections 4 and 6 shall survive termination or breach of this agreement, with or without cause, by either party.

Section 6. Solicitation of Employees. For a period commencing two years after the termination of this Agreement, the Company shall not, directly or indirectly; (i) Influence or attempt to influence any employee of IRG to leave its employ; (ii) agree to aid any competitor or customer of IRG in any attempt to hire any person who was employed by IRG within the two year period preceding termination of this Agreement; or (iii) solicit or induce any person who was employed by IRG within the two year period preceding the termination of this Agreement to become employed by the Company. The Company acknowledges that the restrictions in this section are reasonable and necessary for the protection of IRG’s business.

Section 7. Severability. In case any provision of this letter agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 8. Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York, and the parties hereby consent to the exclusive jurisdiction of the State and Federal Courts, located within the City, County and State of New York to resolve any disputes arising under this Agreement.

Section 9. Other Services. If the Company desires additional services not included in this agreement, any such additional services shall be covered by a separate agreement between the parties hereto.

Please evidence your acceptance of the provisions of this letter by signing the copy of this letter enclosed herewith and returning it to The Investor Relations Group Inc., 11 Stone Street, 3rd Floor, New York, NY 10004. Attention: Dian Griesel, Ph.D., Chairman & CEO.

Very truly yours,

/s/ Dian Griesel
Dian Griesel
Founder & Chairman
The Investor Relations Group, Inc.

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

Urigen Holdings Inc.

/s/ Martin Shmagin	CFO
Martin Shmagin

C-2

Exhibit D: Stock in Lieu of Payroll Payments

Shares of Series B Preferred Stock Issued Per Month
Name	October		November		December		January		February		March		Total
Martin Shmagin	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]	[60,065	]
William J. Garner	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]	[59,402	]
Amie Franklin	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]	[7,539	]
Terry Nida	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]	[66,164	]
Total	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]	[193,170	]

D-1

Exhibit E: Existing Equity Investors

Shareholder	Number of Shares	Consideration Paid	Date of Issuance
Jane A. White	20,000	$50,000	11/17/2006
Joel H. Owens	20,000	$50,000	11/17/2006
Tri Murr, LLC	20,000	$50,000	11/17/2006
Port Royal Investment LLC	20,000	$50,000	11/17/2006
James R. and Paula Massey	20,000	$50,000	11/17/2006
Robert Perrey	20,000	$50,000	10/19/2006
Gregg Palmer	10,000	$25,000	10/19/2006
Joan Zacher	10,000	$25,000	10/19/2006
Alan Sherman	6,000	$15,000	10/19/2006

E-1

Exhibit F: Consulting Agreement

CONSULTING AGREEMENT

URIGEN N.A., INC., a Delaware corporation with offices located at 875 Mahler Road, Suite 235, Burlingame, CA 94010 (the “Company”) and DENNIS CLESING, an individual domiciled at 4421 SW Guil Point Drive, Lee’s Summitt, MO 64082 (“Consultant”) enter into this Consulting Agreement (the “Agreement”) as of December 11, 2006 (the “Effective Date”).

The Company and Consultant, intending to be legally hound, hereby agree as follows:

Section 1.                                       SERVICES. Consultant agrees to perform such services as the “Director of Product Development” for one full day per calendar week during the term of this Agreement as may be requested by the Company relating to the design, structuring, monitoring, and conduct of certain clinical trials by the Company. Consultant shall report to (i) the Chief Executive Officer of the Company, and (ii) the Chief Financial Officer of the Company, and/or (iii) one or more of their designees. The Company acknowledges that Consultant is a resident of the State of Missouri and will perform his services from his home unless his presence elsewhere is requested by the Company upon reasonable notice or is otherwise necessary.

The Company shall have sole discretion to determine the need for such services. Consultant shall not perform services without receiving prior approval from the Company.

Section 2.                                       COMPENSATION. During the term hereof, the Company shall compensate Consultant as follows:

(a)                                       A fee of $4,000 per month (pro rated for any partial month) payable as set forth in clause (c), below, and issuance of 19,200 shares (the “Compensation Shares”) of the Series B Preferred Stock, per value $0.00001 per share, of the Company to Consultant on or before January 31, 2007, subject to the repurchase right of the Company as to invested shares provided for in the Stock Restriction Agreement by and between the Consultant and the Company of even date herewith, a copy of which is appended hereto as Exhibit B.

(b)                                      Reimbursement of reasonable and necessary expenses incurred by Consultant, approved by the Company, and directly related to Consultant’s performance of Consultant’s duties hereunder including consultant’s reasonable travel, lodging and meals in connection with Consultant’s travel to the Company’s headquarters and any other trips reasonably requested by the Company. Reimbursement requests for such expenses shall be submitted in accordance with the Company’s standard expense reimbursement policies and procedures.

(c)                                       Payment by Company of fees and expenses shall be made following receipt by the Company of Consultant’s monthly invoice for the monthly fee setting forth a description of all approved expenses incurred and paid by Consultant. Consultant’s invoice shall be supported by appropriate receipts for expenses. Payment of such fees and expenses shall be due in accordance with the Company’s policies and procedures in effect, from time to time, with respect to payments of compensation and reimbursement of expenses to employees of the Company.

Section 3.                                       DURATION AND TERMINATION. This Agreement shall become effective as of the Effective Date, shall have an initial term of one year (1), and shall automatically renew on each anniversary of the Effective Date of this Agreement unless either party gives notice of its intention and to renew this Agreement at least thirty (30) days prior to the expiration of the initial form or any renewal term. In addition, the Company may terminate this Agreement at any time for “Cause” in the event Consultant has breached any obligation hereof and such breach is not cured within thirty (30) days of Consultant’s receipt of notice thereof. The Company shall be obligated to continue to pay Consultant’s fees and to reimburse Consultant’s expenses for all periods up to the date of any termination. In the event the Company terminates this Agreement without “Cause” (other than due to Consultant’s death or disability) then Consultant shall be entitled to the remaining compensation payable during the term of this Agreement, payable as provided in Section 2(a).

The obligations of Consultant under Sections 4, 5, 14, 15, 16, 17, and 18 below shall survive any expiration or termination of this Agreement. Upon termination, Consultant shall return to the Company all written information, drawings, models and other materials or files supplied to Consultant or created by Consultant at the expense of the Company.

Section 4.                                          INVENTIONS AND COPYRIGHTABLE WORKS.

(a)                                       Consultant agrees promptly to communicate and disclose to the Company, or to its nominees, all documentation and other copyrightable works (hereinafter called “Works”) and all discoveries, improvements and inventions (hereinafter called “Inventions”) authorized, conceived, reduced to practice or made by Consultant, whether solely or jointly with others, during the term of this Agreement (i) along the lines of the Company’s products or applicable thereto or useful therewith, or (ii) relating to the Company’s inventions (whether or note patented or patentable) useful in connection therewith, or (iii) relating to the Company’s business at the time of the Invention, or (iv) resulting from or related to any work that Consultant may do on behalf of the company or at its request. All such Inventions and Works that Consultant is obligated to disclose shall be and remain entirely the property of the Company or its nominees, successors or assigns. Consultant agrees to assign and hereby assigns to the Company any rights it may have in such Works and Inventions.

(b)                                      Consultant will assist the Company and its nominees, successors or assigns, upon request, during and following the term of this Agreement, at the expense of the Company, to obtain and maintain for its own benefit, patents, trademarks and copyright registrations for any such Inventions and/or Works in any and all countries. Such assistance shall include, but not be limited to, the execution and delivery of specific assignments of any such Invention or Work and all domestic and foreign patent rights and copyrights therein, and all other papers and documents which relate to the securing and maintenance of such rights, and the performance of all other lawful acts, as may be deemed necessary or advisable to the Company or its nominees, successors or assigns.

Section 5.                                          ADDITIONAL REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that Consultant has the right to perform the services required herein without violation of obligations to others, and that Consultant has the right to disclose to the Company all information transmitted to the Company in the performance of services under this Agreement. Consultant agrees that any information submitted to the Company, whether patentable or not, may be utilized fully and freely by the Company.

Section 6.                                          INDEPENDENT CONTRACTOR. The status of Consultant shall be that of an independent contractor and not of an agent or employee of the Company and, as such, Consultant shall not have the right or power to enter into any contracts or commitments on behalf of the Company.

Section 7.                                          DEALINGS WITH THIRD PARTIES. Consultant shall not at any time in Consultant’s dealings with third parties represent that Consultant is, or permit such third parties to deal with Consultant or the assumption that Consultant is, an authorized agent, or an officer, director or employee of the Company, unless the Company expressly authorizes in writing such representation as an authorized agent.

Section 8.                                          ASSIGNMENT. The rights of Consultant under this Agreement are personal to Consultant and may not be assigned or transferred without the prior written consent of the Company.

Section 9.                                         NOTICES. Any notices required or contemplated hereunder or in connection herewith shall be deemed sufficiently given on the date of mailing, if sent by certified mail, with sufficient postage prepaid, and if addressed to Consultant at the following address:

Dennis Giesing
4421 SW Gull Point Drive
Lee’s Summit, MO 64082

and if addressed to the Company at:

Urigen N.A., Inc.
875 Mahler Road, Suite 235
Burlingame, CA 94010
Attention: President

Section 10.                                   APPLICABLE LAW.

This Agreement shall be construed and enforced in accordance with the laws of the State of California.

Section 11.                                   RESTRICTIVE CONVENANTS.

(a)                                  Confidentiality. Consultant acknowledges that the Company is engaged in the Business as more fully defined and set forth on Exhibit A. Consultant further acknowledges that in order to conduct its business, the Company owns and uses Confidential Information (as hereinafter defined) as well as trade secrets. Consultant agrees that, both during and after termination of this Agreement for any reason, Consultant with hold in a fiduciary capacity for the benefit of the Company, and shall not, without the prior written consent of the Company, directly or indirectly use (for his own benefit or for the benefit of any other person or entity) or disclose, except as authorized by the Company in connection with the performance of Consultant’s duties, any Confidential Information, as defined hereinafter, that Consultant may have or acquire (whether or not developed or compiled by Consultant and whether or not Consultant has been authorized to have access to such Confidential Information) during the term of, or in connection with, his engagement under this Agreement.

(b)                                 With respect to Confidential Information, during the term of this Agreement and for two years thereafter (but indefinitely, in the case of the Company’s trade secrets in Consultant’s possession), Consultant also shall;

(i)                                  use the Confidential Information only as necessary for the purpose of performing the services described in this Agreement;

(ii)                               hold the Confidential Information in confidence and protect it in accordance with not less than the same degree of care with which Consultant protects Consultant’s own Confidential Information of like importance which he does not wish to disclose, but in no event with less than reasonable care;

(iii)                            refrain from making a copy or duplicate of the Confidential Information or from allowing anyone else to copy or otherwise duplicate any of the Confidential Information then under his control;

(iv)                           promptly notify the Company in the event that Consultant receives notice that any third party seeks to legally compel Consultant to a judicial, administrative or governmental proceeding to disclose any of the Confidential Information, so that the Company may elect whether, at its expense, to seek a protective order or other appropriate remedy;

(v)                                 refrain from performing any testing or analysis upon the Company’s Confidential Information for the purpose of gaining a competitive advantage, or conferring a competitive advantage upon a competitor of the Company; and

(vi)                              obtain the prior written consent of a senior corporate officer of the Company to any use or disclosure of any Confidential Information that is at variance with the terms of this Section 11.

(c)                                  Consultant shall not disclose or permit access to or use of the Confidential Information by his employees, or to his subcontractors, consultants, counsel or agents, without the prior written consent of the Company.

(d)                                 The obligations of this Section 11 shall become effective on the date of first disclosure of Confidential Information.

(e)                                  Consultant expressly acknowledges and agrees that the terms of this Agreement, including but not limited to this Section 11, are reasonable and necessary for the protection of the legitimate business interests of the Company. Consultant further acknowledges that a violation of a provision of this Agreement would cause serious, immediate and irreparable harm to the Company, and therefore agrees that the Company shall be entitled to injunctive relief without the necessity of proving such harm. However, in the event that this Agreement or any part hereof is found to be unenforceable by a court of law, then the parties agree that such unenforceable portion shall be severed and the remainder of this Agreement shall be enforced in accordance with its terms, to the fullest extent of the law.

(f)                                    The term “Confidential Information” as used in this Agreement shall mean and include any information, date and know-how relating to the business of the Company that is disclosed to Consultant by the Company or known by him as a result of his relationship with the Company and which is not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

(i)                                     financial information, such as Company’s earnings, assets, debts, prices, fee structures, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(ii)                                  Supply and service information, such as information concerning the goods and services utilized or purchased by the Company, the names or addresses of suppliers, terms of supply or service contracts, or of particular transaction, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to Company, the details of which are not generally known;

(iii)                               marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions (including, without limitation, business plans, marketing strategies, advertising plans, game launch schedules, cost estimates, surveys, studies, research results, ticket designs, working papers, computer programs, technical drawings, reports, charts, graphs, and business, technical, and product development plans and strategies);

(iv)                              personnel information, such as employees’ personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other employee information;

(v)                                 customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers; and

(vi)                              information provided to the Company by a third party under an obligation of confidentiality.

The term “Confidential Information” does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the customer to which such information pertains; or information already known to Consultant at the time of such disclosure to him and under circumstances where Consultant had no other duty of confidentiality to the Company or third parties with respect to the disclosed information, if such pre-existing knowledge is documented by a written, dated record in Consultant’s possession before the date of the disclosure of Confidential Information to Consultant; or subsequently received by Consultant in good faith from a third party having the prior right to make such disclosure and authorize its public disclosure.

(g)                                 The covenants contained in this Section 11 shall survive the termination of this Agreement for any reason for a period of two (2) years; provided, that with respect to those items of Confidential Information which constitute a trade secret under applicable law, the Consultant’s obligations of confidentiality and non-disclosure as set forth in this Section 11 shall continue to survive after said two (2) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

(h)                                 Non-Solicitation; Employees or Sales Representatives. During the term of this Agreement and for two (2) calendar years immediately following cessation of Consultant’s employment with the Company for any reason. Consultant will not solicit or in any manner encourage employees of the Company to leave the employ of the Company. The foregoing prohibition applies only to employees with whom Consultant had Material Contact pursuant to Consultant’s duties during the twelve (12) month period immediately preceeding cessation of Consultant’s employment with the Company. “Material Contact” under this subsection means interaction between the Consultant and another employee of the Company with whom Consultant actually dealt.

(i)                                     Non-Solicitation; Customers. During the term of this Agreement and for two (2) years immediately following termination of this Agreement, for any reason, Consultant shall not, on Consultant’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise (except the Company), solicit any customer of the Company, or any representative of any customer of the Company with a view to selling or providing any product, equipment or service competitive with any product, equipment or service sold or provided by the Company in the Company’s Business during the twelve (12) month period immediately preceding termination of this Agreement; provided, that the restrictions set forth in this section shall apply only to customers of the Company, or representatives of customers of the Company with whom Consultant had Material Contact during such twelve (12) month period. “Material Contact” under this subsection exists between Consultant and each of the Company’s existing customers: (i) with whom Consultant actually dealt for a business purpose while engaged by the Company or to further a business relationship between the customer and the Company; (ii) whose dealings with the Company were handled, coordinated or supervised by Consultant; or (iii) about whom Consultant obtains or has obtained Confidential Information in the ordinary course of business as a result of Consultant’s association with the Company; or (iv) as to any customer which receives or has received products or services from the Company, the sale or provision of which results, or has resulted, in earnings or income being included in the calculation of any performance based compensation of Consultant.

(j)                                     Non-Compete. Consultant shall comply with the non-compete covenant set forth in Exhibit A hereto.

(k)                                  Survival: Tolling of Period of Restraint. Notwithstanding the termination of this Agreement, Consultant hereby expressly agrees that (i) the provisions contained in this Section 11 shall survive for the periods necessary to give effect to the provisions thereof, and (ii) any purported violation of the restraints set forth in this Section 11 shall automatically toll and suspend the period of the restraint and extend the term of this Agreement for the amount of time from the date Consultant or Company commences litigation with respect to the enforceability of such provisions and/or such purported violation until a final, non-appeasable decision is rendered or the parties otherwise resolve the purported violation; provided that the applicable period of restraint shall not be extended unless there shall have been a violation of the restraints set forth in the applicable section at issue during such period of time.

(l)                                     Acknowledgements. Consultant hereby acknowledges and agrees that the restrictions continued in Section 11 are fair and reasonable and necessary for the protection of legitimate business interests of the Company. Consultant acknowledges that in the event the Consultant’s engagement with the Company terminates for any reason, the Consultant will be able to earn a livelihood without violating the restrictions contained in Section 11 and that the Consultant’s ability to earn a livelihood without violating such restrictions is a material conditions to the Consultant’s engagement and continued engagement with the Company.

Section 12.                                   NON-DISPARAGEMENT.

Consultant covenants and agrees that during the course of Consultant’s engagement by the Company or at any time thereafter during which Consultant is receiving payments of any kind from the Company, Consultant shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to define the Company or any of its employee, members of its board of directors or agents, nor shall Consultant assist any other person or entity in so doing. The provisions of this Section shall not constitute grounds for termination for “Cause” except in the case either of Consultant’s willful violation of the provisions of this Section or Consultant’s repeated violation of the provisions of this Section after notice by the Company to the Consultant that his conduct violates the provisions of this Section.

Section 13.                                   CONFLICT OF INTEREST.

Consultant may not use his position, influence, knowledge of confidential information or the Company assets for personal gain. A direct or indirect financial interest, including joint ventures in or with a supplier, vendor, customer or prospective customer without disclosure and written approval from the Board is strictly prohibited and constitutes Cause for terminations of this Agreement.

Section 14.                                   ENFORCEMENT OF COVENANTS.

(a)                                  Termination of Employment and Forfeiture of Compensation. Consultant agrees that in the event that the Company determines that consultant has breached any of the covenants set forth in Section 11 above during the term of this Agreement, the Company shall have the right to terminate this Agreement for “Cause”.

(b)                                 Injunctive Relief. Consultant understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to obtain, without bond, injunctive relief enjoining said breach or threatened breach. Consultant further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

(c)                                  Consultant’s Obligations Upon Termination. Upon the termination of this Agreement hereunder for whatever reason, Consultant shall not at any time thereafter represent himself to be connected or to have any connection with the Company or its related entities.

Section 15.                                   RIGHT TO ARBITRATION.

All claims, disputes or controversies arising out of or relating to this Agreement, or the breach thereof (including, without limitation, any claim that any provision of this Agreement or any obligation of Consultant is illegal or otherwise unenforceable or violable under law, ordinance or ruling or that Consultant’s engagement by the Company was illegally terminated) shall be settled exclusively by final and binding arbitration before a neutral arbitrator through arbitration administrated by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator may be entered by any court having competent jurisdiction thereof, with costs of the arbitration proceeding and the arbitrator’s fees to borne by the Company. By way of example only, such claims include claims under federal, state, and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, including the amendments of the Civil Rights Act of 1991, the Americans with Disabilities Act and contracts and tort laws. The Company and Consultant each consents and submits to the personal jurisdiction and venue of the trial courts of San Francisco, California, and also to the personal jurisdiction and venue of the United States District Court resident in San Francisco, CA for purposes of enforcing this provision. All awards of the arbitration shall be binding and non-appealed except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to order and award, among other things, specific performance of any obligations created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The parties shall be entitled to engage in reasonable discovery, including a request for the production of relevant documents. Depositions may be ordered by the arbitrator upon a showing of need. The foregoing provisions shall not preclude the Company from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as the Company may determine is necessary or appropriate. [This Section to be initiated below by Consultant and on behalf of the Company]

	/s/ WG	1/5/07
Consultant	Company	Date

Section 16.                                   ENTIRE AGREEMENT. This Agreement shall constitute the entire Agreement between the parties with regard to the subject matter hereof.

[Remainder of Page Internationally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CONSULTANT:		THE COMPANY:

DENNIS GIESING		URIGEN N.A., INC.

/s/ DENNIS GIESING	By:	/s/ William J. Garner
	Name:	William J. Garner
	Title:	CEO

EXHIBIT “A”

(a)                                  Non-Competition.

(i)                                     During the term of this Agreement, and for a period equal to the longerof any period during which Consultant shall continue to receive compensation or other remuneration from the Company, or two (2) years after termination of this Agreement for any reason, Consultant agrees not to engage in any Competitive Activity within the Non-Compete Territory.

(ii)                                  Consultant acknowledges and agrees, based upon the nature of the Company’s business and its current activities that the Non-Compete Territory as of the date of this Agreement currently is the entire United States.

(b)                                  Additional Definitions.

For purposes of the Agreement and this Exhibit A the Agreement shall have the following additional definitions:

(i)                                     “Competitive Activity” means any activity in which the Consultant directly or indirectly owns, managed, operates, controls, is employed by in a sales, Consultant, managerial, business development or business technology capacity (whether as an employee or Independent contractor) or participates in the ownership, management, operation or control of any business (a “Competitor”) that is engaged, either directly or indirectly, in the provision of services or products which are part of the Business.

(ii)                                  “Business” means the development and commercialization of therapeutic products for urological disorders, including without limitation U101 (targeting chronic pelvic pain), U102 (targeting symptoms of CPP secondary to pelvic irradiation), U103 (targeting dyspareunia), U301 (targeting acute urethral discomfort), and U302 (targeting urethritis), and further including, without limitation, the design, implementation and conduct of clinical trials relating to such compounds.

(iii)                               “Person” means an individuals, corporation, partnership, association, tribe, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated authority, governmental entity or other form of entity or group.

EXHIBIT “B”

Stock Restriction Agreement

Exhibit G: Stock Restriction Agreement

URIGEN N.A., INC.
STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of the 11th day of December, 2006 (the “Effective Date”), by and between URIGEN N.A., INC., a Delaware corporation (the “Company”) and in its capacity as escrow holder hereunder (the “Escrow Holder”), and DENNIS GIESING (the “Stockholder”.

WHEREAS, the Stockholder is a consultant to the Company pursuant to the terms of a Consulting Agreement by and between the Stockholder and the Company of even date herewith (the “Consulting Agreement”);

WHEREAS, the Stockholder is the owner of 19,200 shares (the “Original Shares”) of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Preferred Stock”); and

WHEREAS, the Company and the Stockholder have agreed that the Preferred Stock held by the Stockholder shall be subject to vesting asprovided herein in consideration of the agreement by the Company to enter into a Consulting Agreement and to issue such shares of Preferred Stock to the Stockholder.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Definitions. For purposes of this Agreement, the following terms shall have the meanings provided therefor below in this Section 1 or elsewhere in this Agreement as referred to below in this Section 1:

“Agreement” shall have the meaning ascribed to such term in the preamble hereof.

“Cause” shall have the meaning ascribed to such term in the Consulting Agreement.

“Closing” shall have the meaning ascribed to such term in Section 3 below.

“Company” shall have the meaning ascribed to such term in the preamble hereof.

“Consulting Agreement” shall have the meaning ascribed to such term in the preamble hereof.

“Effective Date” shall have the meaning ascribed to such term in the preamble hereof.

“Escrow Holder” shall have the meaning ascribed to such term in the preamble hereof.

“Notice” shall have the meaning ascribed to such term in Section 3 hereof.

“Original Shares” shall have the meaning ascribed to such term in the preamble hereof.

“Preferred Stock” shall have the meaning ascribed to such term in the preamblehereof.

“Sale of the Company” shall mean a single transaction or a series of related transactions in which the Company and its business is sold, whether by merger, consolidation, sale of all or substantially all of the assets of the Company, sale of all of the issued and outstanding shares of capital stock of the Company, or otherwise.

“Shares” shall mean, collectively, (a) the Original Shares, and (b) all shares of any class or series of capital stock of the Company or any other issuer, or any other securities of the Company or any other issuer, that are issued in exchange for, upon exercise or conversion of, or in respect of, the Original Shares or any of the securities referred to in this clause (b) (in each case, whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

“Stockholder” shall have the meaning ascribed to such term in the preamble hereof.

“Unvested Shares” shall mean, at the relevant time of reference thereto, those Shares that have not vested on or prior to such time pursuant to Section 2hereof.

“Vested Shares” shall mean, at the relevant time of reference thereto, those Shares that have vested on or prior to such time pursuant to Section 2 hereof.

2.                                      Vesting of Shares.

(a)                                  Vesting Schedule. Subject to all of the provisions of this Section 2, the Shares shall vest in twelve (12) monthly installments that are as nearly equal as possible on the last calendar day of each month beginning with January 31, 2007.

(b)                                  Acceleration of Vesting. Notwithstanding anything expressed or implied in Section 2(a), above, to the contrary, the vesting of Shares shall be accelerated as follows:

In the event of a Sale of the Company, the vesting of all of the Unvested Shares that are outstanding immediately prior to such Sale of the Company shall be accelerated so that such Unvested Shares shall become fully vested, and shall be considered Vested Shares hereunder, immediately prior to, but subject to, the consummation of such Sale of the Company.

(c)                                  No Further Vesting Following Termination. Except if and to the extent otherwise expressly provided in Section 2(b) or Section 3, upon termination of the Stockholder’s consulting relationship with the Company for any reason or for no reason, regardless of whether such termination is effected by the Company, by the Stockholder (whether voluntarily or involuntarily and with or without Cause), or upon the Stockholder’s death, none of the Unvested Shares owned of record or beneficially by the Stockholder on the date of termination shall thereafter vest.

(d)                                  Determination of Vested Shares. It is understood and agreed that, for purposes of determining the number of Shares that have become vested as of any date pursuant to the provisions of this Agreement, all of the Shares owned of record or beneficially by the Stockholder on such date shall be deemed to have been acquired by the Stockholder on the date hereof, notwithstanding that any of such Shares may have been acquired by the Stockholder at any time or from time to time after the date of this Agreement.

(e)                                  Delivery of Vested Shares. Vested Shares shall, at the request of the Stockholder, be released from the escrow provided for in Section 4 hereof and shall be delivered to the Stockholder. Vested shares shall continue to be subject to applicable restrictions set forth in any other agreements to which the Stockholder is a party.

(f)                                    Escrow of Unvested Shares. All Unvested Shares shall be held in escrow pursuant to Section 4 below.

3.                                      Repurchase Right. If the Stockholder terminates his or her consulting relationship with the Company, or if the Stockholder’s consulting relationship is terminated by the Company, for any reason or for no reason (whether voluntarily or involuntarily), or in the event of the Stockholder’s death, the Company shall have the right, but not the obligation, to repurchase all or any number of the then Unvested Shares (after giving effect to the acceleration of vesting provisions of Section 2(b), if and to the extent applicable) subject to and in accordance with the terms of this Section 3. The Company may exercise such repurchase right by delivering to the Stockholder, within twelve (12) calendar months following the date of termination, a notice (the “Notice”) of its intention to exercise its repurchase right under this Section 3, specifying the number of Unvested Shares that the Company desires to repurchase, whereupon, subject to the provisions of this Section 3, the Company shall become legally obligated to repurchase from the Stockholder, and the Stockholder shall become legally obligated to sell to the Company, at the Closing (as such term is defined below), the number of Unvested Shares referred to in the Notice, and the Company shall not be required after such delivery to treat the Stockholder as owner of such number of Unvested Shares, to accord the right to vote to the Stockholder with respect thereto or to pay dividends thereon. The purchase price per share for all the Unvested Shares repurchased by the Company pursuant to this Section 3 shall be equal to $2.50 (subject to adjustment pursuant to Section 6 hereof), and shall be payable, at the election of the Company, in cash or through the cancellation of any outstanding indebtedness. The closing (the “Closing”) of the repurchase by the Company of all or any number of Unvested Shares pursuant to this Section 3 shall take place at the offices of the Company at such time and on such date as the Company shall specify in the Notice. At the Closing, the Stockholder shall deliver to the Company a certificate or certificates evidencing the number of Unvested Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed stock powers, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 3. If the Company has a right to repurchase any Unvested Shares pursuant to this Section 3 and elects not to, or fails to repurchase all or a portion of such Unvested Shares in accordance with the provisions of this Section 3, all of the Unvested Shares not so repurchased shall, thereafter, be treated as Vested Shares for all purposes of this Agreement.

4.                                      Escrow of Unvested Shares.

(a)                                  Escrow Holder. Each stock certificate representing Unvested Shares shall be held in escrow by the Escrow Holder, together with a stock assignment executed in blank by the Stockholder with respect to the Unvested Shares represented by such stock certificate. Each stock certificate representing Unvested Shares shall be held in escrow pursuant to this Section 4 until all of such Unvested Shares become fully vested pursuant to, and in accordance with, the provisions of Section 2 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 3 hereof, whichever occurs earlier.

(b)                                  Rights of Stockholder with respect to Unvested Shares held in Escrow. Subject to the terms hereof and the terms of any other agreements to which the Stockholder is a party, the Stockholder shall have all the rights of a stockholder with respect to the Unvested

Shares while they are held in escrow, including without limitation, the right to vote such Unvested Shares and receive any cash dividends declared thereon. If there is (i) any stock dividend, stock split or other change in the Unvested Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” for purposes of this Agreement.

(c)                                  Obligations and Liabilities of the Escrow Holder. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by him or her to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act he may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Stockholder, provided that the Escrow Holder acts or refrains from acting in good faith and in the exercise of his or her own good judgment, and any act that he does or refrains from doing pursuant to the advice of his or her own attorneys, who may be counsel to the Company, shall be conclusive evidence of such good faith.

(d)                                  Duties of the Escrow Holder.

(i)                                     In the event of any repurchase of Unvested Shares pursuant to, and in accordance with, the provisions of Section 3 hereof, the Escrow Holder shall take all steps necessary to consummate such repurchase, including, but not limited to, presentment of stock certificates representing the Unvested Shares subject to such repurchase, together with stock powers executed by or in the name of the Stockholder appropriately completed by the Escrow Holder, to the Company or its transfer agent with irrevocable instructions to register the transfer of such Unvested Shares into the name of the Company or its designee. The Stockholder hereby appoints the Escrow Holder his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the repurchase of any Unvested Shares pursuant to, and in accordance with, the provisions of Section 3 hereof.

(ii)                                  Upon the vesting of any Unvested Shares, the Escrow Holder shall, at the request of the Stockholder, either (A) promptly deliver to the Stockholder the certificate or certificates representing such Unvested Shares that have become vested or (B) promptly cause a new certificate endorsed with the appropriate legends to be issued for such Unvested Shares that have become vested and shall deliver such certificate to the Stockholder.

(iii)                               The Escrow Holder may, but need not, submit a memorandum to the Stockholder and to the Company setting forth the action the Escrow Holder intends to take with respect to the escrow of the Unvested Shares and requesting the parties to acknowledge the propriety of the intended action. If, in any such case, either party fails or refuses to acknowledge the propriety of the intended action, the Escrow Holder may seek the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person. It is agreed that in any event the Escrow Holder shall not be liable for any action or failure to act taken in good faith, and that his or her liability shall be limited to actions or inaction constituting gross negligence or willful misconduct.

(iv)                              It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Unvested Shares or other securities held by the Escrow Holder hereunder, he is authorized and directed to retain in his or her possession without liability to anyone all or any part of said Unvested Shares or other securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree of judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he shall be under no duty whatsoever to institute or defend any such proceedings.

(v)                                 The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(vi)                              The parties hereto understand that the Escrow Holder is legal counsel to the Company, and that said counsel may continue to act as such in the event of any dispute in connection with this Agreement or any other transaction contemplated herein or affected hereby.

(vii)                           By signing this Agreement, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 4.

(e)                                  Change of Duties. The Escrow Holder’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; provided, that the Company may at any time, at its option, elect to terminate this escrow by notice to the Stockholder and the Escrow Holder.

(f)                                    Costs and Fees. All reasonable costs, fees and disbursements incurred by the Escrow Holder in connection with the performance of his or her duties hereunder shall be borne by the Company.

(g)                                 Resignation. The Escrow Holder reserves the right, upon notice to the Company and the Stockholder, to resign from his or her duties as Escrow Holder and to appoint a substitute Escrow Holder.

5.                                      Restrictions on Transfer.

(a)                                  No Transfers of Unvested Shares. Except for (i) the escrow described in Section 4 above or (ii) the transfer of any Unvested Shares to the Company as contemplated by this Agreement, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Unvested Shares have became vested pursuant to, and in accordance with the provisions of Section 2hereof.

(b)                                  Legend for Unvested Shares. The certificates evidencing any of the Unvested Shares shall be endorsed with a legend, in addition to any other legend required by any other agreements to which the Stockholder is a party, substantially as follows:

“THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK RESTRICTION AGREEMENT DATED AS OF DECEMBER ___, 2006 AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN, A COPY OF SUCH STOCK RESTRICTION AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST.”

(e)                                  Transfers in Violation of this Agreement. The Company shall not be required to transfer any shares of Unvested Shares on its books which shall purportedly have been transferred, encumbered or otherwise disposed of in any way in violation of this Agreement, or to treat as owner of such shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such shares shall purportedly have been transferred, encumbered or otherwise disposed of in any way in violation of this Agreement. It is expressly understood and agreed that the restrictions on transfer imposed by this Agreement shall apply not only to voluntary transfers but also to Involuntary transfers, by operation of law or otherwise. The Stockholder shall pay all legal fees and expenses of the Company arising out of or relating to any purported transfer, encumbrance or other disposal in any way of any shares of Unvested Shares in violation of this Agreement.

6.                                      Adjustment for Stock Splits Etc. All references in this Agreement to the number of Shares or the purchase price for any shares of Preferred Stock shall be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in the Preferred Stock which may be made by the Company. If any such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in the Preferred Stock would cause an adjustment in the number of Shares that would otherwise result in fractional shares of Preferred Stock, or in the event that any calculation or determination of the number of Shares that are or have vested or that are subject to vesting under this Agreement would otherwise result in fractional shares of Preferred Stock, then such fractional shares shall be disregarded by rounding down to the nearest whole number of shares. Without limiting the generality of the foregoing, the purchase price with respect to any shares of Preferred Stock shall never be reduced to a value below the par value of such shares of Preferred Stock.

7.                                      General Provisions.

(a)                                  Governing Law. This Agreement shall be governed by the internal substantive laws of the State of Delaware, without reference to any conflict of laws provisions thereof that would implicate the substantive or procedural laws of any other jurisdiction.

(b)                                  Entire Agreement. This Agreement represents the entire agreement between the parties with respect tothe subject matter hereof and supercedes all prior written and oral agreements and understandings between the parties to the extent that such prior written and oral agreements relate or pertain to the subject matter of this Agreement. This Agreement may only be modified or amended pursuant to a written agreement or instrument signed by the Company and the Stockholder or, with respect to Section 4, the Company, the Stockholder and Escrow Holder.

(c)                                  Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed tobe sufficient if contained in a written instrument delivered in person, sent to the receiving party’s then current e-mail address or duly sent by first class, registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party atthe address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                             if to the Company or to the Escrow Holder, to:

Urigen N.A., Inc.

875 Mahler Road, Suite 235

Burlingame, CA 94010

Tel.#: 650-259-0239

Fax #: 650-259-0901

Attention: President

with acopy to:

Marc J. Ross, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas, 21st Floor

New York, NY 10018

Tel.#: 212-930-9700

Fax #: 2l2-930-9725

(ii)                          if to the Stockholder, to:

Dennis Giesing

4421 SW Gull Point Drive

Lee’s Summit, MO 64082

Tel.#: 816-537-0571

Fax #: 816-537-0571

Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (A) when delivered in hand to the party to which it was directed. (B) if sent by facsimile machine and property addressed in accordance with the foregoing provisions of this Section 7(c), when received by the addressee, (C) if sent by commercial courier guaranteeing, next business day delivery, on the business day following the date of delivery to such courier, or (D) if sent by first-class mail, postage prepaid, andproperly addressed in accordance with the foregoing provisions of this Section 7(e), upon the earlier of (1) receipt by the addressee, or (2) the third business day following the day of dispatch.

(d)                                  Binding Effect. This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors and/or assigns of the parties, and shall be binding upon any transferee of the Shares.

(e)                                  Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall insure to the benefit of, and be enforceable by, the Company’s successors und assigns.

(f)                                    No Waiver.Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g)                                 Severability.If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

(h)                                 Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

(i)                                    Further Assurances. The Stockholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(j)                                    Counterparts.This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

(k)                                Relationship with Stockholder.The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Stockholder association with the Company as an employee or in any other capacity (other than as a shareholder).

(l)                                    Consent to Jurisdiction; Waiver of Jury Trial.In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in San Francisco. CA, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

(m)                              Remedies. The Stockholder acknowledges that money damages alone will not adequately compensate the Company for breach of any of the Stockholder’s covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of or other compliance with, the terms hereof,

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IN WITNESS WHEREOF, the parties have duly executed this Stock Restriction Agreement under seal as of the day and year first set forth above.

STOCKHOLDER

/s/ Dennis Giesing
Dennis Giesing

URIGEN N.A., INC.

By:	/s/ Martin Shmagin
Name:	Martin Shmagin
Title	CFO

Exhibit H: KTEC Promissory Note

PROMISSORY NOTE

$1000,000.00	Burlingame, California
January 5, 2007

FOR VALUE RECEIVED, the undersigned, URIGEN N.A., INC, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of KTEC HOLDINGS, INC, a Kansas corporation (the “Lender”), the principal amount of One Hundred Thousand and no/100 Dollars ($100,000), plus interest on the unpaid principal balance outstanding from time to time at the rate of Twelve Percent (12%) per annum until paid in full, such interest to be compounded as additional principal on a monthly basis if said interest is not paid in full by the end of each month, and any other amounts owned by Urigen to Lender hereunder. Interest shall be computed on the basis of a Three Hundred Sixty (360) day year. All amounts owed by borrower to Lender hereunder are due and payable by Borrower at its option, without notice or demand, on the earlier of (i) ninety (90) days after consummation of the Marger (as defined in the Agreement and plan of Merger, dated October 5, 2006, by and among Valentis, Inc., Valentis Holdings, Inc., and Urigen N.A. Inc. hereinafter, the “Merger Agreement”) or the consummation of any other business combination or similar transaction that results in a Change of Control (as defined below) of the Borrower, (ii) the occurrence of an Event of Default (as defined below), or (iii) the second anniversary of the date hereof (in each case, the “Due Date”). As used herein, the term “Change of Control” shall mean (i) any sale of all or substantially all of the assets of the Borrower, or (ii) any sale or issuance of stock, merger, consolidation, or other business combination transaction that results after such transaction in any person or entity owning a majority of the voting securities of the Borrower who did not hold that majority prior to such transaction.

In connection herewith, the Lender acknowledges receipt of a certificate representing ownership of Five Hundred (500) shares of Series B Preferred Stock, par value $.00001 per share from the Borrower and the Borrower acknowledges receipt of adequate consideration for the issuance thereof, such shares being validly issued, fully paid and nonassessable.

If any amount owed under this promissory Note (the “Note”) becomes due and payable on a Saturday, Sunday or business holiday in the State of Kansas payment shall be made on the next successive business day and interest shall be payable thereon at the rate herein specified during such extension. The Borrower reserves the right to prepay, without penalty, all or any portion of this Note at any time and from time to time.

As used herein, an “Event of Default” shall mean (i) a default in the payment of any amounts owed under this Note when due hereunder; (ii) excluding any payment default, the Borrower materially breaches any provision of this Note and such breach continues for Ten (10) days after the Lender gives written notice of such breach to the Borrower; (iii) the Borrower makes as assignment for the benefit of creditors; (iv) attachment or garnishment proceedings are commenced against the Borrower liable hereon and are not dismissed within Sixty (60) days; (v) a receiver trustee or liquidator is appointed over or execution levied upon any property of the Borrower and is not dismissed, discharged, stayed or bonded against within Sixty (60) days; (vi) proceedings are instituted by or against the Borrower or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, and, if instituted against the Borrower or any of such other persons, are not dismissed within Sixty (60) days; (vii) the Borrower liquidates or dissolves; or (viii) this Note ceases to have effect or becomes invalid or otherwise ceases to be in full force and effect.

Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (i) the rate of Eighteen percent (18%) per annum, or (ii) the maximum rate permitted by law, said interest to becompounded monthly and computed on the basis of a Three Hundred Sixty (360) day year.

All payments made hereunder shall be made in the lawful currency of the United States of America tothe Lender, to such domestic account as the Lender may designate, or at such other place as the Lender may designate in writing. Payments will be credited when Lender receives same day funds. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to any interest premiums due, next to amounts owed hereunder other than principal repayments, next to installments of principal overdue and currently due, and then to installments of principal remaining outstanding hereunder.

The Borrower agrees to pay reasonable costs of collection, paid or incurred by the Lender in enforcing this Note on default of the rights and remedies herein provided, including to the fullest extent permitted by applicable law, all costs, charges, disbursements and attorney’s fees.

The Borrower, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

No delay or failure by the Lender in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive.

The Lender may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or become liable hereon.

By executing this Note on behalf of the Borrower, the undersigned officer of the Borrower, in his or her personal and individual capacity, represent to the Lender that such officer is duly authorized and empowered to execute and deliver this Note on behalf of the Borrower and that this Note constitutes the legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTIONS OR CLAIMS ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY OF ITS OBLIGATIONS HEREUNDER.

THIS NOTE AND ALL OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF KANSAS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN THE FORMATION AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE IN CONNECTION WITH SUCH SUIT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

URIGEN N.A., INC.

By:	/s/ Martin Shmagin
	Name:	Martin Shmagin
	Title:	CFO

Exhibit 1: Terry Nida Compensation Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

URIGEN HOLDINGS INC.

PRIVATE AND CONFIDENTIAL	As of May 1, 2006

Terry Nida
211 Perry Landing Road
Cordele, Georgin
31015 USA

Dear Mr. Nida:

Re: Terms of Employment with URIGEN HOLDINGS INC. (the “Company”)

This Agreement confirms the terms and conditions of your employment by the Company and will constitute your employment agreement. Those terms and conditions are set out below:

1.                          Position and Duties. You will beemployed by and will serve the Company as its Vice President, Sales, Marketing and Corporate Development, having the duties and functions customarily performed by, and have all responsibilities customary to, a vice president, sales, marketing and corporate development of a corporation engaged in a business similar to that of theCompany, including those duties and functions particularly described in Schedule A attached to this Agreement. You will report directly to the President andChief Executive Officer of the Company. Your duties and functions pertain to the Company and any of its subsidiaries from time to time and may be varied or added to from time to time by the President and Chief Executive Officer, at his discretion, exercised reasonably. You will devote the amount of your working time, attention and energies to the business and affairs of the Company required to discharge the performance of your duties, andin any event no less than 80% of your working time.

2.                          Term. The terms and conditions of this Agreement will have effect as of and from May 1, 2006 (the “Effective Date”) and your employment will continue until terminated as provided in this Agreement (the “Term of Employment”).

3.                          Base Salary. The Company will pay you a base salary (the “Base Salary”) in the amount of CDN$188,800 per year, payable monthly, and will transfer or cause to be transferred to you 360,000 Common shares (the “Trust Shares”) from the Urigen 2005 Incentive Stock Purchase Plan Trust. The company will have no obligation to pay the Base Salary to you or transfer or cause to be transferred the Trust Shares to you, nor will any Base Salary or other compensation accrue to you pursuant to this Agreement, until the Company has completed offerings of its equity securities raising aggregate gross proceeds of at least CDN$5 million in addition to any proceeds raised by the Company up to the Effective Date.

Your Base Salary and other compensation and taxable benefits received under this Agreement or in respect of your employment will be subject to the withholding of all applicable statutory deductions. All Trust Shares issued to pursuant to this Section 3 will be subject to repurchase by the Company pursuant to Section 17.

4.                          Annual Review. The Board of Directors (the “Board”) of the Company or a compensation committee established by the Board (the “Compensation Committee”) will review your Base Salary annually. This review will not necessarily result in an increase in your Base Salary and any increase will be in the discretion of the Board or the Compensation Committee, as the case may be.

5.                        Benefits. Once the Company has completed offerings of its equity securities raising aggregate gross proceeds of at least an additional CDN$5 million, you will be eligible for health, medical, dental, accident and life insurance and such other benefits as are reasonable and appropriate for an executive level benefits plan, as determined by the Board from time to time, when such a plan has been secured by the Company. You may be required to provide information and undergo reasonable assessments of the insurers in order to determine your eligibility for benefits coverage. You hereby acknowledge that coverage under any benefit plan in effect from time to time is subject to availability and other requirements of the applicable insurer and that the components of the benefits plan may be amended, modified or terminated from time to time by the Company in its sole discretion, and that this may include terminating or changing carriers.

6.                          Vacation. During your Term of Employment, you will be entitled to an annual paid vacation of 20 days per year, in addition to statutory holidays, subject to any policies of the Company in place from time to time. Except with the prior approval of the Company, you may carry over a maximum of 10 days of vacation to the next calendar year. The Company reserves the right, acting reasonably, to request that vacations be scheduled so as not to conflict with critical business operations.

7.                          Reimbursement for Expenses. During your Term of Employment, the Company will reimburse you for reasonable travelling and other expenses actually and properly incurred by you in connection with the performance of your duties and functions, such reimbursement to be made in accordance with, and subject to, the policies of the Company in effect from time to time. For all such expenses you will be required to keep proper accounts and to furnish statements, vouchers, invoices and/or other supporting documents to the Company.

8.                          Trust Shares. You hereby acknowledge the transfer by the Company to you of 60,000 Trust Shares. In the event the Company has not completed offerings of its equity securities raising aggregate gross proceeds of at least an additional CDN$5 million by August 1, 2006, the Company will transfer to you 25,000 Trust Shares on the last day of each additional month following August 1, 2006 that the Company has not raised gross proceeds from equity securities offerings of at least an additional CDN$5 million. All Trust Shares issued to pursuant to this Section 8 will be subject to repurchase by the Company pursuant to Section 17.

9.                          Purchase of Series A Preferred Shares. As of the Effective Date, the Company hereby grants to you options to purchase up to 100,000 Series A Preferred shares of the Company at a price of CDN$1.00 per share. These options will vest immediately and may be exercised at any time and from time to time within 2 months of the Effective Date upon written notice to the Company from you, after which time they will expire.

10.                    Directors’ & Officers’ Liability Insurance. The Company will provide you with directors’ and officers’ liability insurance under the policies for such insurance arranged by the Company from time to time upon such terms and in such amounts as the Board may reasonably determine in its discretion.

11.                    No Other Compensation or Benefits. You expressly acknowledge and agree that unless otherwise expressly agreed in writing by the Company subsequent to execution of this Agreement by the parties hereto, you will not be entitled by reason of your employment by the Company or by reason of any termination of such employment, to any remuneration, compensation, severance, damages or benefits other than as expressly set forth in this Agreement.

12.                    Service to Employer. During your employment under this Agreement you will:

(a)                    well and faithfully serve the Company,

(b)                   act in, and promote, the best interests of the Company,

(c)                    devote the agreed upon percentage of your working time, attention and energies to the business and affairs of the Company; and

(d)                   comply with all rules, regulations, policies and procedures of the Company.

13.                    Termination By Executive. Subject toSection 16 (Termination Following Change in Control), you may resign at any time, but only by giving the Company at least 3 months’ prior written notice of the effective date of your resignation. On the giving of any such notice, the Company will have the right to waive the notice period, have you cease your employment immediately or at a specified date prior to the end of the notice period and pay you for the notice period or remainder of the notice period, as applicable, plus such other sums owed for arrears of salary and vacation pay. In this case, your resignation and the termination of your employment will be effective on the date the Company waives the notice period (or remainder thereof).

14.           Termination by the Company Without Cause.

(a)                    The Company may terminate your employment at any time without cause by giving you written notice of the effective date of such termination and in all respects, except as set out below, the termination of your employment will be effective immediately.

(b)                   If your employment is terminated by the Company pursuant to this Section, the Company will pay to you as a lump sum the number of months of Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with Section 4 (Annual Review), set out in the table below depending upon the year of employment in which you are terminated, plus such other sums owed for arrears of salary and vacation pay:

Year of Employment	Lump Sum Payment of Base Salary (as adjusted)

1 — 2	6 months

3 — 5	12 months

6 and over	24 months

(c)                    To the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company will maintain the benefits and payments set out in Section 5 (Benefits) of this Agreement during the notice period equivalent.

(d)                   The payments set out in this Section 14 will be in lieu of any applicable notice period.

(c)                    You will not be required to mitigate the amount of any payment provided for in this Section 14 by seeking other employment or otherwise, nor will any sums actually received be deducted.

(f)                      If you are successful in any action claiming wrongful dismissal or constructive dismissal against the Company, you hereby agree that you will only be entitled such notice set forth in this Section 14, less any amounts earned by you in mitigation.

15.                    Termination by the Company for Cause. The Company may terminate your employment for cause at any time without any notice, severance or other payments. In the event the Company dismisses you for cause pursuant in this Section 15 and, subsequently, a court or arbitrator rules that the Company did not have cause, you hereby agree that you will only be entitled to damages in an amount equal to that number of months’ Base Salary set forth in Section 14 (Termination by Company Without Cause), less any amounts earned by you in mitigation.

16.                    Termination Following Change in Control. Concurrently with execution and delivery of this Agreement, you and the Company will enter into a “Change in Control Agreement” attached hereto as Schedule C setting out the compensation provisions to be applicable in the event of the termination of your employment in certain circumstances following a “Change in Control” of the Company (as defined in the Change inontrol Agreement).

17.                    Repurchase of Shares. You agree that upon termination of this Agreement by you pursuant to Section 13 or by the Company for cause pursuant to Section 15 (each a “Triggering Event”) prior to May 1, 2009, the Company will have the right to purchase all of the Trust shares owned by you at the time of the Triggering Event at their issue price, less the number of Trust Shares determined by the following calculation:

(a)                    the number of months that have elapsed from the Effective Date to the Triggering Event, multiplied by

(b)                   1/36 of the total number of Trust Shares owned by you.

In the event of such mandatory repurchase, you hereby appoint thePresident and Chief Executive Officer of the Company as your true and lawful attorney in fact and agent for you to execute and deliver, and to receive delivery of, all such assignments, transfers, deeds, assurances and instruments as may be necessary to effectively complete the repurchase of the Trust Shares.

18.                    Confidentiality and Assignment of Inventions. Concurrently with execution and delivery of this Agreement and in consideration of your employment by the Company, you and the Company will enter into a “Confidentiality and Assignment of Inventions Agreement” in the form attached hereto as Schedule D.

19.           Avoidance of Conflicts of Interest. During your Term of Employment:

(a)                    You will not, without the Company’s consent, hold any office, acquire any property or enter into any contract, arrangement, understanding or transaction with any other person or entity that would conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder. You hereby represent and warrant that as of the Effective Date you or your Affiliates or Associates do not hold any such office, have not acquired any such property and have not entered into any such contract, arrangement understanding or transaction.

(b)               You will promptly, fully and frankly disclose to the Company in writing:

(i)                        the nature and extent of any interest you or your Affiliates or Associates have or may have, directly or indirectly, in any actual or proposed contract, arrangement, understanding or transaction between a third party and the Company or any Affiliate of the Company; and

(ii)                     every office you or your Affiliates or Associates may hold or acquire, and every property you or your Affiliates or Associates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement.

and following such disclosure the Company may, in its sole discretion, determine that a conflict of interest exists and require you to eliminate such conflict of interest.

(c)                    For greater clarity, the Company acknowledges that those positions listed in Schedule Bare not considered a conflict of interest contrary to paragraph (a).

In this Agreement, the term “Affiliate” will include all those persons and entities that are included within the definition or meaning of “affiliate” as set forth in Sections 1(1) and 2 of the Business Corporations Act (British Columbia) or any successor legislation of similar force and effect, as amended and the term “Associate” will include all those persons and entities that are included within the definition or meaning of “associate” as set forth in Section 1(1) of the Securities Act (British Columbia) or any successor legislation of similar force and effect, asamended, including your spouse, children, parents, brothers and sisters.

20.           Provisions Reasonable. It is acknowledged and agreed that:

(a)                    both before and since the Effective Date the Company has operated and competed and will operate and compete in a global market, with respect to the business (the “Business”) actually carried on by it directly or indirectly, whether under an agreement with or in collaboration with, any other party, which Business includes without limitation the discovery, development, manufacturing, distribution,marketing and sale of (i) U101 and products for the treatment of Interstitial Cystitis (a disease of the bladder characterized by pain, urgency and frequency of urination), and (ii) any other products that the Company discovers or commercially develops during your involvement in any capacity with the Company;

(b)                   competitors of the Company and its Business are located in countries around the world;

(c)                    in order to protect the Company adequately, any restrictive covenant must apply world wide;

(d)                   during the course of your employment by the Company, both before and after the Effective Date, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

(e)                    in light of the foregoing, the provisions of Section 21 (Restrictive Covenant) below are reasonable and necessary for the proper protection of the Business, property and goodwill of the Company.

21.                    Restrictive Covenant. You agree that you will not, either alone or in partnership or in conjunction with any person, firm, corporation, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer, shareholder, consultant or in any capacity or manner whatsoever, whether directly or indirectly, for the Term of Employment and containing for a period of 6 months from the termination of your employment, regardless of the reason for such termination:

(a)                    carry on or be engaged in oradvise, provide services to, be employed by, consult with, invest in or give financial assistance to, any business, enterprise or other entity that is involved in the sale, distribution, development or supply of any product or service thatis competitive with any product or service of the Business; provided, however, that the foregoing will not prohibit you from acquiring, solely asan investment and through market purchases, securities of any such enterprise or undertaking which are publicly traded, so long as you are not part of any control group of such entity and such securities, which if converted, do not constitute more than 5% of the outstanding voting power of that entity;

(b)                   approach or contact any person, firm, corporation or other entity that was a client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Company during the time of your employment with the Company for the purpose of inducing such party to reduce its level of business with the Company or to encourage such party to start doing business or to increase its level of business with any other person or entity when such a change may negatively affect the opportunity of the Company to maintain or increase its level of business with such party; or

(c)                    persuade or attempt to persuade any employee(s) of the Company to leave employment with the Company.

22.                    Remedies. You acknowledge and agree that any breach or threatened breach of any of the provisions of Section 12 (Service to Employer), Section 18 (Confidentiality and Assignment of Inventions), Section 19 (Conflicts of Interest) or Section 21 (Restrictive Covenant) could cause irreparable damage to the Company or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Company’s recovery of monetary damages, and that in the event of a breach or threatened breach thereof, the Company will have the right to seek an injunction, specific performance or other equitable relief as well as any equitable accounting of all your profits or benefits arising out of any such breach. It is further acknowledged and agreed that the remedies of the Company specified in this Section are in addition to and not in substitution for any rights or remedies of the Company at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Company may have recourse to any one or more of its available rights or remedies as it will see fit.

23.                    Assignment. Your rights and obligations contained in this Agreement are personal and such rights, benefits and obligations will not be voluntarily or involuntarily assigned, alienated or transferred, whether by operation of law or otherwise, without the prior written consent of the Company. The Company may assign its rights (but not its obligations) hereunder without your consent. Any purported assignment by you contrary to this Section will be null and void.

24.                    Binding Effect. This Agreement will be binding upon and enure to the benefit of the Company and its successors and assigns and be binding upon and enure to the benefit of your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns.

25.                    Agreement Confidential. You will keep the terms and conditions of this Agreement confidential except that you will be entitled to disclose such information to your bankers.

advisors, agents, consultants and other third parties who have a duty of confidence to you and who have a need to know such information in order to provide advice, products or services to you, as may be required to enforce any provision of this Agreement or as may otherwise be required by any law, regulation or other regulatory requirement.

26.                    Governing Law and Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

27.                    Acknowledgment of Fiduciary Capacity. You expressly acknowledge and agree that due to your position with the Company, you are employed in a fiduciary capacity.

28.                    Exercise of Functions. The rights of the Company as provided in this Agreement may be exercised on behalf of the Company by the Board.

29.                    Entire Agreement. The terms and conditions of this Agreement are in addition to and not in substitution for the obligations, duties and responsibilities imposed by law on employees of corporations generally, and you agree to comply with such obligations, duties and responsibilities. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement signed by you and the Company. This Agreement supersedes any previous communications, understandings and agreements between you and the Company regarding your employment. It is acknowledged and agreed that this Agreement is mutually beneficial and is entered into for fresh and valuable consideration with the intent that it will constitute a legally binding agreement.

30.                    Further Assurances. The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

31.                    Surviving Obligations. Your obligations and covenants under Section 18 (Confidentiality and Assignment of Inventions). Section 20 (Provisions Reasonable), Section 21 (Restrictive Covenant), Section 22 (Remedies), Section 23 (Assignment), Section 24 (Binding Effect), Section 25 (Agreement Confidential), Section 26 (Governing Law and Jurisdiction), Section 27 (Acknowledgement of Fiduciary Capacity), Section 29 (Entire Agreement), Section 30 (Further Assurances). Section 33 (Notice). Section 34 (Severability) and Section 35 (Time of Essence/No Waiver) will survive the termination of this Agreement.

32.                    Independent Legal Advice. You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

33.                    Notice. Any notice or other communication required or contemplated under this Agreement to be given by one party to the other will be delivered or mailed by prepaid registered post with return receipt requested or by recognized international courier service providing written proof of delivery to the party to receive same at the address as set out below:

To You
Terry Nida
211 Ferry Landing Road
Cordele, Georgia
31015 USA
Fax: (229) 273-0325

To the Company:
Urigen Holdings Inc.
515 West Hustings Street, Suite 7333
Vancouver, B.C. V6B 5K3
Attn: President and CEO

With a copy to counsel for the Company:

Farris, Vaughan, Wills & Murphy LLP
2500 - 700 West Georgia Street
Vancouver, BC., V7Y 1B3
Attn: R. Hector MacKay-Dunn. Q.C
Fax: (604) 661-9349

Any such notice will be deemed to have been received on the earlier of the date actually received, on the next business day following transmission if by facsimile transmission, or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

34.                    Severability. If any provision of this Agreement or the application thereof to any circumstance will, in any jurisdiction and to any extent, be invalid or unenforceable, such provision will be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision will be substituted therefore to carry out insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

35.                    Time of Essence/No Waiver. Time is of the essence hereof. No waiver, delay, indulgence, or failure to act by the Company regarding any particular default or omission by you will affect or impair any of the Company’s rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time will continue to be of the essence without the necessity of specific reinstatement.

36.                    Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will together constitute but one agreement.

If you accept and agree to the foregoing, please confirm your acceptance and agreement by signing the enclosed duplicate copy of this letter where indicted below and by returning it to us. You are urged to consider fully all the above terms and conditions and to obtain independent legal advice or any other advice you feel is necessary before you execute this agreement.

Yours truly.

URIGEN HOLDINGS INC.

By:	/s/ Martin Shmagin CFO
Authorize Signatory

Accepted and agreed to by Terry Nida as of the 21st day of April, 2006

/s/ Terry Nida
Terry Nida

SCHEDULE A

DESCRIPTION OF THE DUTIES AND FUNCTIONS

Description

Via routine interface with Company executive managers and the Board, as appropriate, develop, guide and direct global commercialization strategies by providing expert advice for the functional areas of sales, marketing, corporate and business development; and be responsible for the day-to day implementation and management of all sales, marketing, corporate and business development activities in which the Company is involved.

Responsibilities: Responsibilities include the following:

1.                         Provide proactive sales, marketing, corporate and business development service to the Company, as directed and required.

2.                         Provide proactive interaction with all functional areas of the Company to support all on-going product commercialization activities.

3.                         Manage and serve as the Company interface for all global and regional pharmaceutical companies with whom the Company establishes supply and commercialization agreements.

4.                         Provide proactive interaction will all functional areas of the Company to support the commercialization aspects of all on-going product development activities.

5.                         Propose and manage the operating budget for all commercialization activities in which the Company is involved.

6.                         Establish and maintain competency levels of all Company employees, contractors and vendors involved in commercialization activities.

SCHEDULE B

EXCEPTIONS TO CONFLICT OF INTEREST

Vivus, Inc. — Vice President, Worldwide Sales, Marketing & Corporate Development

SCHEDULE C

URIGEN HOLDINGS INC.

As of May 1, 2006

Terry Nida
211 Ferry Landing Road
Cordele, Georgia
31015 USA

Dear Mr. Nida:

Re: Change in Control Agreement

Urigen Holdings Inc. (the “Company”) considers it essential to the best interests of its members to foster the continuous employment of its senior executive officers. In this regard, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its members that appropriate steps should be taken to reinforce and encourage management’s continued attention, dedication and availability to the Company in the event of a Potential Change in Control (as defined in Section 2), without being distracted by the uncertainties which can arise from any possible changes in control of the Company.

In order to induce you to agree to remain in the employ of the Company, such agreement evidenced by the employment agreement entered into as of the date of this Agreement between you and the Company (the “Employment Agreement”) and in consideration of your agreement as set forth in Section 3 below, the Company agrees that you will receive and you agree to accept the severance and other benefits set forth in this Agreement should your employment with the Company be terminated subsequent to a Change in Control (as defined in Section 2) in full satisfaction of any and all claims that now exist or then may exist for remuneration, fees, salary, bonuses or severance arising out of or in connection with your employment by the Company or the termination of your employment;

1.        Term of Agreement.

This Agreement will be in effect for a term commencing on the Effective Date of the Employment Agreement (as therein defined) and ending on the date of termination of the employment Agreement.

2.        Definitions.

(a)                    “Affiliate” means a corporation that is an affiliate of the Company under the Business Corporations Act (British Columbia), as amended from time to time.

(b)                   “Change in Control” of the Company will be deemed to have occurred:

(i)                        if a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which Securities of the Company possessing more than 50% of the total combined voting power of the Company’s outstanding Securities are acquired by a person or persons different from the persons holding those Securities immediately prior to such transaction, and the composition of the Board following such transaction is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the transaction except that no Change in Control will be deemed to occur if such merger, amalgamation, arrangement, consolidation, reorganization or transfer is with any subsidiary or subsidiaries of the Company;

(ii)                     if any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding will acquire or hold, directly or indirectly, 50% or more of the voting rights attached to all outstanding Securities; or

(iii)                  if any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding will acquire or hold, directly or indirectly, the right to appoint a majority of the directors of the Company; or

(iv)                 if the Company sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change of Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Company.

provided however, that a Change in Control will not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Company of Securities.

(c)                    “Base Salary” will mean the annual base salary, as referred to in Section 3 (Base Salary), and as adjusted from time to time in accordance with Section 4 (Annual Review), of the Employment Agreement.

(d)                   “Date of Termination” will mean, if your employment is terminated, the date specified in the Notice of Termination.

(e)                    “Good Reason” will mean the occurrence of one or more of the following events, without your express written consent, within 12 months of Change in Control:

(i)                        a material change in your status, position, authority or responsibilities that does not represent a promotion from or represents an adverse change from your status, position, authority or responsibilities in effect immediately prior to the Change in Control:

(ii)                     a material reduction by the Company, in the aggregate, in your Base Salary, or incentive, retirement, health benefits, bonus or other compensation plans provided to you immediately prior tothe Change in Control, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

(iii)                  a failure by the Company to continue in effect any other compensation plan in which you participated immediately prior to the Change in Control (except for reasons of non insurability), including but not limited to, incentive, retirement and health benefits, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

(iv)                 any request by the Company or any affiliate of the Company that you participate in an unlawful act; or

(v)                    any purported termination of your employment by the Company after a Change in Control which is not effected pursuant to aNotice of Termination satisfying the requirements of clause (i) below and for the purposes of this Agreement, no such purported termination will be effective.

(f)                      “Notice of Termination” will mean a notice, in writing, communicated to the other party in accordance with Section 6 below, which will indicate the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

(g)                   “Potential Change in Control” of the Company will be deemed to have occurred if:

(i)                        the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii)                     any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

(iii)                  the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control of the Company has occurred.

(h)                   “Security” in respect of a security of the Company, will have the meaning ascribed thereto in Part II of the Securities Act(British Columbia), as it existed on the date of this Agreement, and also means any security carrying the right to convert such security into, exchange such security for, or entitling the holder to subscribe for, any equity security, or into or for any such convertible or exchangeable security or security carrying a subscription right.

3.        Potential Change in Control.

You agree that, in the event of a Potential Change in Control of the Company occurring after the Effective Date, and until 12 months after a Change in Control, subject to your right to terminate your employment by issuing and delivering a Notice of Termination for Good Reason, you will continue to diligently carry out your duties and obligations, on the terms set out in the Employment Agreement.

4.        Compensation Upon Termination Following Change in Control.

Subject to compliance by you with Section 3, upon your employment terminating pursuant to a Notice of Termination within 12 months after a Change in Control, the Company agrees that you will receive and you agree to accept, subject to your prior resignation as a director of the Company, the following payments in full satisfaction of any and all claims you may have or then may have against the Company, for remuneration, fees, salary, benefits, bonuses or severance, arising out of or in connection with your employment by the Company or the termination of your employment:

(a)                    If your employment will be terminated by the Company for cause or by you other than for Good Reason, the terms of the Employment Agreement will govern and the Company will have no further obligations to you under this Agreement.

(b)                   If your employment by the Company will be terminated by you for Good Reason or by the Company other than for cause, then you will be entitled to the payments and benefits provided below:

(i)                        subject to the withholding of all applicable statutory deductions, the Company will pay you a lump sum equal to 12 months’ Base Salary, as referred to in Section 3 (Base Salary) of the Employment Agreement, plus other sums owed for arrears of salary and vacation pay;

(ii)                     to the extent permitted by law and subject tothe terms and conditions of any benefit plans in effect from time to time, the Company will maintain the benefits and payments set out in Section 6 (Benefits) of the Employment Agreement during the 12 month period;

(iii)                  all incentive stock options granted to you by the Company under any stock option agreement that is entered into between you and the Company and is outstanding at the time of termination of your employment, which incentive stock options have not yet vested, will immediately vest upon the termination of your employment and will be fully exercisable by you in accordance with the terms of the agreement or agreements under which such options were granted; and

(iv)                 all Trust Shares (as defined in the Employment Agreement) transferred to you by or for the Company under the Employment Agreement or other agreement that is entered into between you and the Company and is outstanding at the time of termination of your employment, which Trust

Shares continue to be subject to a right of repurchase by the Company, shall no longer be subject to such right of repurchase.

You will not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor will any sums actually received be deducted.

5.        Binding Agreement.

This Agreement will ensure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would still be payable to you under this Agreement if you had continued to live, that amount will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6.        Notices.

Any notice or other communication required or contemplated under, this Agreement to be given by one party to the other will be delivered or mailed by prepaid registered post to the party to receive same at the addresses set out below:

To You
Terry Nida
211 Ferry Landing Road
Cordele, Georgia
31015 USA
Fax: (229) 273-0325

To the Company:
Urigen Holdings Inc.
515 West Hastings Street, Suite 7333
Vancouver, B.C., V6B 5K3
Attn: President and CEO

With a copy to counsel for the Company:

Farris, Vaughan, Wills & Murphy LLP
2500 – 700 West Georgia Street
Vancouver, B.C., V7Y 1B3
Attn: R. Hector MacKay-Dunn. Q.C.
Fax. (604) 661-9349

Any such notice will be deemed to have been received on the earlier of the date actually received, on the next business day following transmission if by facsimile transmission or the date five(5) days after the same was posted or sent.

7         Modification; Amendments; Entire Agreement.

This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar ordissimilar provisions or conditions at the same or at any prior or subsequent time. Except as set forth in your Employment Agreement, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

8.        Governing Law and Jurisdiction.

This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the courts of such province.

9.        Validity.

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

10.      No Employment or Service Contract.

Nothing in this Agreement will confer upon you any right to continue in the employment of the Company for any period of specific duration. Further, this Agreement does not restrict in any way either party’s rights to terminate your employment pursuant to the Employment Agreement.

If the foregoing sets forth our agreement on this matter, kindly sign and return to the Company a copy of this letter.

Yours truly,

URIGEN HOLDINGS INC.

By:	/s/ Martin Shmagin CFO
Authorized Signatory

Accepted and agreed to by Terry Nida as of the 21st day of April, 2006

/s/ Terry Nida
Terry Nida

SCHEDULE D

CONFIDENTIALITY AGREEMENT AND
ASSIGNMENT OF INVENTIONS

URIGEN HOLDINGS INC.

PRIVATE AND CONFIDENTIAL	As of May 1, 2006

Terry Nida
211 Ferry Landing Road
Cordele, Georgia
31015 USA

Dear Mr. Nida:

The purpose of this letter is to confirm and record the terms of the agreement (the “Agreement”) between you and Urigen Holdings Inc. (the “Company”) concerning the terms on which you will (i) receive from and disclose tothe Company proprietary and confidential information; (ii) agree to keep the information confidential, to protect it from disclosure and to use it only in accordance with the terms of this Agreement; and (iii) assign to the Company all rights, including any ownership interest which may arise inall inventions and intellectual property developed or disclosed by you over the course of your work during your employment with the Company. The effective date (“Effective Date”) of this Agreement is the date that you start or started working at the Company, as indicated in the employment agreement between you and the Company dated as of the date of this Agreement.

In consideration of the offer of employment by the Company and the payment bythe Company to you of the sum of CDN$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and the Company hereby agree as follows:

1.                    INTERPRETATION

1.1                 Definitions. In this Agreement:

(a)                    “Business” will mean the business actually carried on by the Company, directly or indirectly, whether under an agreement with or in collaboration with, any other party including but not exclusively the discovery, development, manufacturing, distribution, marketing and saleof (i) U101 and products for the treatment of Interstitial Cystitis and (ii) any other products that the Company discovers or commercially develops during your involvement in any capacity with the Company.

(b)                   “Confidential Information”, subject to the exemptions set out inSection 2.8, will mean any non-public information relating to the Company’s Business.

whether or not conceived, originated, discovered, or developed in whole or in part by you, and which, without limiting the generality of the foregoing, will include;

(i)                        scientific; strategies, concepts, designs, inventions, know-how, information, material, formulas, processes, devices, programs, methods and proprietary rights in the nature of copyrights, patents, trademarks, licenses and industrial designs;

(ii)                     financial, personnel, operations, clinical, regulatory, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence;

(iii)                  all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, research, safety and quality control data and information, and all applications, registrations, licenses, authorizations, approvals and correspondence submitted to regulatory authorities;

(iv)                 unique combinations ofseparate items that are notgenerally known and items provided or disclosed to the Company by third parties subject to restrictions on use or disclosure; and

(v)                    all information relating to the businesses of competitors of the Company including information relating to competitors’ research and development,intellectual property, operations, financial, clinical, regulatory, marketing, advertising and commercial strategies that is not generally known.

(c)                    “Interstitial Cystitis” means a disease ofthe bladder characterized by pain, urgency and frequency of urination.

(d)                   “Inventions” will mean any and all inventions, discoveries, developments, enhancements, improvements, concepts, formulas, processes, ideas, technology, know-how, all documents, memoranda, notes or other writings prepared by you and all other intellectual property, whether or not patentable and whether or not reduced to practice, as well as all applications, registrations and related foreign applications filed and registrations granted thereon.

(e)                    “Work Product” will mean any and all Inventions relating to the Company’s Business resulting fromany work performed by you for the Company that you may invent or co-invent during your involvement in any capacity with the Company, except those Inventions invented by you entirely on your own time that do not relate to the Company’s Business or do not derive from any equipment, supplies, facilities. Confidential information or other information, gained, directly or indirectly, by you from or through your involvement in any capacity with the Company.

2.                    CONFIDENTIALITY

2.1                 Basic Obligation ofConfidentiality. Except as set out in this Agreement, you will keep strictly confidential all Confidential information and all other information belonging to the Company that you acquire, observe or are informed of, directly or indirectly, in connection with your involvement, in any capacity, with the Company.

2.2                   Fiduciary Capacity. You will be and act toward the Company as a fiduciary in respect of the Confidential Information.

2.3                 Non-disclosure. Unless the Company first gives you written permission to do so under Section 2.7of this Agreement, you will not at any time, either during or after your involvement in any capacity with the Company;

(a)                    use or copy Confidential Information or your recollections thereof;

(b)                   publish or disclose Confidential information or your recollections thereof to any person other than to employees or consultants of the Company who have a need to know such Confidential Information for their work for the Company;

(c)                    permit or cause any Confidential Information to be used, copied, published, disclosed, translated or adapted except as otherwise expressly permitted by this Agreement; or

(d)                   permit or cause any Confidential Information to be stored off the premises of the Company, including permitting or causing such Information to be stored in electronic format on personal computers, except in accordance with any written procedures of the Company in effect from time to time.

2.4                 Taking Precautions. You will take all reasonable precautions necessary or prudent to prevent material in your possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties. You will not transfer any material to another person outside of the Company, unless a material transfer agreement has been signed by both the Company and the other party. You will not accept any material from another person outside of the Company, unless in accordance with any written procedures of the Company in place from time to time.

2.5                 Company Ownership of Confidential Information. As between you and the Company, the Company will own all right, title and interest in and to the Confidential Information, whether or not created or developed by you.

2.6                 Return of Confidential Information. Upon the request of the Company, you will promptly return to the Company every original and copy in whatever medium in your possession orcontrol containing Confidential Information.

2.7                 Purpose of Use. You will use Confidential Information only for purposes authorized or directed by the Company.

2.8                 Exemptions. Your obligation of confidentiality under this Agreement will not apply to any of the following:

(a)                    information that is already known to you, though not due to a prior disclosure by the Company or by aperson who obtained knowledge of the information, directly or indirectly, from the Company:

(b)                   information disclosed to you by another person who is not obliged to maintain the confidentiality of that information and who did not obtain knowledge of the information, directly or indirectly, from the Company;

(c)                    information that is developed by you independently of Confidential Information received from the Company and such independent development can be documented by you;

(d)                   other particular information or material which the Company expressly exempts by written instrument signed by the Company;

(e)                    information or material that is in the public domain through no fault of your own; and

(f)                      information or material that you are obligated, by law to disclose, to the extent of such obligation, provided that:

(i)                        in the event that you are required to disclose such information or material, then, as soon as you become aware of this obligation to disclose, you will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

(ii)                     if the Company agrees that the disclosure is required by law, it will give you written authorization to disclose the information for the required purposes only;

(iii)                  if the Company does not agree that the disclosure is required by law, this Agreement will continue to apply, except to the extent that a Court of competent jurisdiction orders otherwise; and

(iv)                 if a protective order or other remedy is not obtained or if compliance with this Agreement iswaived, you will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain confidential treatment of such Confidential Information.

3.                    ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1                 Notice of Invention. You agree to promptly and fully inform the Company of all your Work Product throughout the course of your involvement in any capacity with the Company, whether or not developed before or after your execution of this Agreement. On your ceasing to be employed by the Company for any reason whatsoever, you will immediately deliver up to the Company all of your Work Product. You further agree that all of your Work Product will at all times be the Confidential Information of the Company.

3.2                 Assignment of Rights. Subject only to those exceptions set out in Exhibit A hereto, you will assign, and do hereby assign, to the Company or, at the option of the Company and upon notice from the Company, to the Company’s designee, your entire right, title and interest in and to all of your Work Product during your involvement in any capacity with the

Company and all other rights and interests of a proprietary nature in and associated with your Work Product. To the extent that you retain or acquire legal title to any such rights and interests, you hereby declare and confirm that such legal title is and will be held by you only as trustee and agent for the Company. You agree that the Company’s rights hereunder will attach to all of your Work Product, notwithstanding that it may be perfected or reduced to specific form after you have terminated your relationship with the Company. You further agree that the Company’s rights hereunder are not limited to Canada but will extend to every country of the world.

3.3                 Moral Rights. Without limiting the foregoing, you irrevocably waive any and all moral rights arising under the Copyright Act (Canada), as amended, or any successor legislation of similar force and effect or similar legislation in other applicable jurisdictions or at common law that you may have with respect to your Work Product, and agree never to assert any moral rights which you may have in your Work Product, including without limitation, the right to the integrity of such Work Product, the right to be associated with the Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product and the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, and you further confirm that the Company may use or alter any such Work Product as the Company sees fits in its absolute discretion.

3.4                 Goodwill. You hereby agree that all goodwill you have established or may establish with clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of the Company relating to the business or affairs of the Company (or of its partners, subsidiaries or affiliates), both before and after the Effective Date, will as between you and the Company, be and remain the property of the Company exclusively, for the Company to use, alter, vary, adapt and exploit as the Company will determine in its discretion.

3.5                 Assistance. You hereby agree that during your employment by the Company and thereafter, you will reasonably assist the Company, at the Company’s expense, with respect to signing further documents and doing such acts and other things reasonably requested by the Company to confirm the transfer of ownership of rights in the Work Product to the Company and to permit the Company to obtain patents or copyrights or other similar registration rights covering the Work Product. You further agree to cooperate to the extent and in the manner requested by the Company in the prosecution and maintenance of any such rights.

3.6                 Assistance with Proceedings. You hereby agree that during your employment by the Company and thereafter, you will reasonable assist the Company, at the Company’s reasonable request and expense, in connection with any defense to an allegation of infringement of another person’s intellectual property rights, claim of invalidity of another person’s intellectual property rights, opposition to, or intervention regarding, an application for letters patent, copyright or trademark or other proceedings relating to intellectual property or applications for registration thereof or any other litigation or proceeding involving any Work Product in any country of the world.

4.                    GENERAL

4.1                 Term and Duration of Obligation. The term of this Agreement is from the Effective Date and terminates on the date that you are no longer working at or for the Company.

Except as otherwise agreed in a written instrument signed by the Company, Articles 1, 2 and 3 and Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13 will survive the termination of this Agreement, including your obligations of confidentiality and to return Confidential Information, and with endure, with respect to each item of Confidential Information, for so long as those items fall within the definition of Confidential Information.

4.2                 Binding Nature of Agreement. This Agreement is not assignable by you. You agree that this Agreement will be binding upon your heirs and estate. This Agreement andrights and obligations hereunder may be assigned by the Company.

4.3                 No Conflicting Obligations. You represent and warrant that you will not without legal authority use or disclose to other persons at the Company information that (i) constitutes a trade secret of persons other than the Company during your employment at the Company, or (ii) which is confidential information owned by another person. You represent and warrant that you have no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement.

4.4                 Equitable Remedies. You acknowledge and agree that a breach by you of any of your obligations under this Agreement would result in damages to the Company that could not be adequately compensated by monetary award, Accordingly, in the event of any such breach by you, in addition toall other remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement, without having to prove damages or post security to the court, as well as an equitable accounting of all your profits or benefits arising out of such breach. In the event the Company is successful in obtaining any injunction or is otherwise successful in any other action arising out of a breach of this Agreement, you will pay to the Company the full amount of the Company’s legal fees and expenses incurred by the Company in pursuing such action(s).

4.5                 Publicity. You will not, without the prior written consent of the Company, make or give any public announcements, press releases or statements to the public or the press regarding the Company’ Business or any Confidential Information.

4.6                 Severability. If any covenant or provision of this Agreement or of a section of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision will not affect or impair the enforceability or validity of the balance of the section or any other covenant or provision.

4.7                 Time ofEssence/No Waiver. Time is of the essence hereof and no waiver, delay, indulgence, or failure to act by the Company regarding any particular default or omission by you will affect or impair any of the Company’s rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time will continue to be of the essence without the necessity of specific reinstatement.

4.8                 Further Assurances. The parties will execute and deliver to eachother such further instruments and assurances and do such further acts asmay be required to give, effect to this Agreement.

4.9                 Notices. All notices and other communications that are required or permitted by this Agreement must be in writing and will be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses indicated below.

If to the Company:
Urigen Holdings Inc.
515 West Hastings Street, Suite 7333
Vancouver, B.C. V6B 5K3
Attn: President and CEO

With a copy to counsel for the Company:
Farris, Vaughan, Wills & Murphy LLP
2500 – 700 West Georgia Street
Vancouver, BC, V7Y 1B3
Attn: R. Hector MacKay-Dunn, Q.C.
Fax: (604) 661-9349

If to you:
Terry Nida
211 Ferry Landing Road
Cordele, Georgia
31015 USA
Fax: (229) 273-0325

Any such notice will be deemed to have been received on the earlier of the date actually received, on the next business day following transmission if byfacsimile transmission, or the date five (5)days after the same wasposted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

4.10               Amendment. No amendment, modification, supplement or other purported alteration of this Agreement will be binding unless it is in writing and signed by you and by the Company.

4.11               Entire Agreement. This Agreement supersedes all previous dealings, understandings, and expectations of the parties and constitutes the whole agreement with respect to the matters contemplated hereby. Except as set forth in your Employment Agreement, there are no representations, warranties, conditions or collateral agreements between the parties with respect to the matters contemplated hereby except as expressly set out herein.

4.12               Governing Law.This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

4.13               Independent Legal Advice. You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

Acceptance

If the foregoing terms and conditions are acceptable to you, please indicate your acceptance of and agreement to the terms and conditions of this Agreement by signing below on this letter and on the enclosed copy of this letter in the space provided and by returning the enclosed copy so executed to us. Your execution and delivery to the Company of the enclosed copy of this letter will create a binding agreement between us.

Thank you for your cooperation in this matter.

Yours truly,

URIGEN HOLDINGS INC.

By:	/s/ Martin Shmagin CFO
Authorized Signatory

Accepted and agreed as of the 21st day of April, 2006

/s/ Amie Franklin	/s/ Terry Nida
Witness Signature	Signature of Terry Nida

Amie Franklin
Witness Name

Scientist
Occupation

693 San Bruno Ave #2, Brisbane CA 94005
Address

EXHIBIT A

EXCEPTIONS TO SECTION 3.2
ASSIGNMENT OF RIGHTS

[NONE IF LEFT BLANK]

Exhibit J: C. Lowell Parsons’ Redistribution

Name of Shareholder	Shares of Common Stock Transferred from C. Lowell Parsons
Robert Parsons	30,000
Howard Parsons	2,000
Marilyn and Robert Rieker	38,000
Karen Rieker	10,000

Schedule 3.4

Capitalization